Exhibit 99.5

EXECUTION VERSION

AMENDED AND RESTATED CO-LENDER AGREEMENT

Dated as of June 4, 2021

by and between

MORGAN STANLEY bank, N.A.,

(Note A-1 Holder, Note A-2 Holder, Note A-3-1 Holder, Note A-3-2 Holder and Note A-4 Holder)

LIBERTY MUTUAL INSURANCE COMPANY,

(Note B-1 Holder)

PEERLESS INSURANCE COMPANY,

(Note B-2 Holder)

EMPLOYERS INSURANCE COMPANY OF WAUSAU,

(Note B-3 Holder)

LIBERTY MUTUAL FIRE INSURANCE COMPANY,

(Note B-4 Holder)

THE OHIO CASUALTY INSURANCE COMPANY,

(Note B-5 Holder)

and

SAFECO INSURANCE COMPANY OF AMERICA,

(Note B-6 Holder)

US Steel Tower, Pittsburgh, Pennsylvania

This AMENDED AND RESTATED CO-LENDER AGREEMENT (this “Agreement”), dated as of June 4, 2021, by and between MORGAN STANLEY BANK, N.A. (“Morgan Stanley Bank”), as holder of Note A-1 (in such capacity, together with its successors and assigns, the “Note A-1 Holder”), Morgan Stanley Bank, as holder of Note A-2 (in such capacity, together with its successors and assigns, the “Note A-2 Holder”), Morgan Stanley Bank, as holder of Note A-3-1 (in such capacity, together with its successors and assigns, the “Note A-3-1 Holder”), Morgan Stanley Bank, as holder of Note A-3-2 (in such capacity, together with its successors and assigns, the “Note A-3-2 Holder”), Morgan Stanley Bank, as holder of Note A-4 (in such capacity, together with its successors and assigns, the “Note A-4 Holder” and, together with the Note A-1 Holder, the Note A-2 Holder, the Note A-3-1 Holder and the Note A-3-2 Holder, each a “Note A Holder” and collectively, the “Note A Holders”), Liberty Mutual Insurance Company, as holder of Note B-1 (in such capacity, together with its successors and assigns, the “Note B-1 Holder”), Peerless Insurance Company, as holder of Note B-2 (in such capacity, together with its successors and assigns, the “Note B-2 Holder”), Employers Insurance Company of Wausau, as holder of Note B-3 (in such capacity, together with its successors and assigns, the “Note B-3 Holder”), Liberty Mutual Fire Insurance Company, as holder of Note B-4 (in such capacity, together with its successors and assigns, the “Note B-4 Holder”), The Ohio Casualty Insurance Company, as holder of Note B-5 (in such capacity, together with its successors and assigns, the “Note B-5 Holder”), Safeco Insurance Company of America, as holder of Note B-6 (in such capacity, together with its successors and assigns, the “Note B-6 Holder” and, together with the Note B-1 Holder, the Note B-2 Holder, the Note B-3 Holder, the Note B-4 Holder and the Note B-5 Holder, each a “Note B Holder”, and collectively, the “Note B Holders”), and Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (“MSMCH”), as initial agent (in such capacity, “Initial Agent”).

W I T N E S S E T H:

WHEREAS, on May 6, 2021, Morgan Stanley Bank made a mortgage loan in the original principal amount of $200,000,000.00 (together, the “Mortgage Loan”) to 600 GS PROP LP, a Pennsylvania limited partnership, having an address at c/o Berkley Properties LLC, 55 Old Nyack Turnpike, Suite 210, Nanuet, New York 10954 (together with its successors and assigns, the “Mortgage Loan Borrower”) pursuant to a Loan Agreement dated as of May 6, 2021 (as amended, supplemented or modified from time to time, the “Loan Agreement”);

WHEREAS, the Mortgage Loan is secured by a first mortgage lien (the “Mortgage”), as more particularly described in the Mortgage Loan Schedule attached as Exhibit A hereto, on the parcel of real property at the location set forth in the Mortgage Loan Schedule (the “Mortgaged Property”);

WHEREAS, the Mortgage Loan was initially evidenced by (i) Promissory Note A-1, in favor of Morgan Stanley Bank, in the original principal amount of $50,000,000 (as amended, supplemented or modified, “Note A-1”), (ii) Promissory Note A-2, in favor of Morgan Stanley Bank, in the original principal amount of $40,000,000 (as amended, supplemented or modified, “Note A-2”), (iii) Promissory Note A-3, in favor of Morgan Stanley Bank, in the original principal amount of $40,000,000 (“Original Note A-3”), (iv) Promissory Note A-4, in favor of Morgan

Stanley Bank, in the original principal amount of $30,000,000 (as amended, supplemented or modified, “Note A-4” and, together with Note A-1, Note A-2, Note A-3-1 (as defined below) and Note A-3-2 (as defined below), collectively, “Note A” and each of such Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4, a “Note A” as the context requires), (vi) Promissory Note B-1, in favor of MSMCH, in the original principal amount of $16,000,000 (as amended, supplemented or modified, “Note B-1”), (vii) Promissory Note B-2, in favor of MSMCH, in the original principal amount of $8,000,000 (as amended, supplemented or modified, “Note B-2”), (viii) Promissory Note B-3, in favor of MSMCH, in the original principal amount of $4,000,000 (as amended, supplemented or modified, “Note B-3”), (ix) Promissory Note B-4, in favor of MSMCH, in the original principal amount of $4,000,000 (as amended, supplemented or modified, “Note B-4”), (x) Promissory Note B-5, in favor of MSMCH, in the original principal amount of $4,000,000 (as amended, supplemented or modified, “Note B-5”), and (xi) Promissory Note B-6, in favor of MSMCH, in the original principal amount of $4,000,000 (as amended, supplemented or modified, “Note B-6” and, together with Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5, collectively, “Note B” and each of such Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6, a “Note B” as the context requires);

WHEREAS, a certain Co-Lender Agreement, dated as of June 3, 2021, was entered into between Morgan Stanley Bank, as note A-1 holder, note A-2 holder, note A-3 holder and note A-4 holder, and MSMCH, as note B-1 holder, note B-2 holder, note B-3 holder, note B-4 holder, note B-5 holder and note B-5 holder, with respect to the Mortgage Loan (the “Original Co-Lender Agreement”);

WHEREAS, MSMCH transferred (i) Note B-1 to the Note B-1 Holder, (ii) Note B-2 to the Note B-2 Holder, (iii) Note B-3 to the Note B-3 Holder, (iv) Note B-4 to the Note B-4 Holder, (v) Note B-5 to the Note B-5 Holder and (vi) Note B-6 to the Note B-6 Holder.

WHEREAS, Original Note A-3 was split into two amended and restated promissory notes, each dated as of May 31, 2021, with the first such note in the principal amount of $10,000,000 (as amended, modified or supplemented, “Note A-3-1”) made by the Mortgage Loan Borrower in favor of the Note A-3-1 Holder, and the other such note in the principal amount of $30,000,000 (as amended, modified or supplemented, “Note A-3-2”) made by the Mortgage Loan Borrower in favor of the Note A-3-2 Holder;

WHEREAS, Morgan Stanley Bank expects to transfer all or controlling portions of Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 to securitization depositors for inclusion in securitization trusts that may also include one or more other mortgage loans (each such securitization, a “Note A Securitization” and the closing date of the Note A Securitization that includes the Lead Note A, the “Note A Securitization Date”);

WHEREAS, the Mortgage Loan is currently being serviced under a certain servicing agreement, dated as of May 11, 2016 (as amended, supplemented or modified, the “Interim Servicing Agreement”), between Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association (the “Interim Servicer”);

WHEREAS, from and after the Note A Securitization Date, the Mortgage Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such Note A Securitization;

WHEREAS, the Holders desire to amend and restate the Original Co-Lender Agreement in its entirety;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

1.                 Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Servicing Agreement. To the extent of any inconsistency between terms defined in this Agreement and the Servicing Agreement, this Agreement shall control. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise. In addition, for so long as the Note A Securitization Date has not occurred, any capitalized terms defined herein by reference to the Lead Note A PSA or provisions referring to the operation of the Lead Note A PSA shall be disregarded and have no effect, and this Agreement shall be interpreted without regard to such provisions.

“Additional Servicing Compensation” shall mean any servicing compensation that a Servicer is entitled to retain under the Servicing Agreement, other than Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees.

“Advance” shall mean any advance of a Scheduled Payment by the Master Servicer, any Non-Lead Note Master Servicer, the Trustee or any Non-Lead Note Trustee or any property advance or other similar servicing advance by any Servicer or Trustee under the Lead Note A PSA with respect to any Note A, the Mortgage Loan or the Mortgaged Property.

“Advance Rate” shall (a) prior to the Note A Securitization Date, mean the “Prime Rate” as published in the “Money Rates” section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Servicer in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Servicer in its reasonable discretion) as may be in effect from time to time, and (b) on and after the Note A Securitization Date, and while any Note A is included in the related Note A Securitization, have the meaning assigned to such term in the Lead Note A PSA.

“Affiliate” shall mean with respect to any specified Person, (a) any other Person controlling or controlled by or under common control with such specified Person (each a “Common Control Party”), (b) any other Person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the Note A Securitization Date shall mean the Master Servicer.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Appraisal” shall mean the most recent appraisal of the Mortgaged Property or REO Property, or update thereof, prepared by an Independent Appraiser, in accordance with 12 C.F.R 225.64 and conducted in accordance with the standards of the Appraisal Institute.

“Approval E-Mail Address” shall have the meaning assigned to such term in Section 29.

“Approval Party” shall have the meaning assigned to such term in Section 29.

“Appraisal Reduction” shall: (x) prior to the Note A Securitization Date, mean, subject to the delivery of Threshold Event Collateral, as of any date of determination, an amount equal to the excess, if any, of (A) the sum of (i) the Mortgage Loan Principal Balance on such date, (ii) to the extent not previously advanced by a Servicer, all accrued and unpaid interest (exclusive of any default rate interest) on the Mortgage Loan, (iii) without duplication with respect to the items set forth in clauses (i) and (ii) above, all unreimbursed Advances (and unpaid interest thereon at the Advance Rate) in respect of the Mortgage Loan and (iv) all currently due and unpaid real estate taxes and assessments, ground rents and insurance premiums (net of escrow payments or other reserve funds or letters of credit held by a Servicer in respect of such amounts), over (B) (i) the Appraised Value of the Mortgaged Property plus (ii) the amount of any escrows or reserves held by a Servicer (other than reserves for real estate taxes, ground rents, assessments and insurance premiums then due and payable), letters of credit and other cash equivalents which may, pursuant to the Mortgage Loan Documents, be used to pay down the principal balance of the Mortgage Loan, and minus (iii) the amount of any monetary liens (other than liens for items described in clause (A)(iv) above) on the Mortgaged Property that are prior (and not subordinate) to the lien of the related Mortgage and are not (1) insured over or bonded in accordance with the Mortgage Loan Documents or (2) assumed in determining the Appraised Value of such Mortgaged Property, and (y) on and after the Note A Securitization Date, and while any Note A is included in a Note A Securitization, have the meaning assigned to such term in the Lead Note A PSA.

“Appraisal Reduction Event” means (x) prior to the Note A Securitization Date, the earliest of (i) one hundred twenty (120) days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan, (ii) the date on which a reduction in the amount of Scheduled Payments or a change in any other material economic term of the Mortgage Loan (other than an extension of the Maturity Date) becomes effective as a result of a modification of the Mortgage Loan by the Special Servicer, (iii) thirty (30) days after the date on which a receiver has been appointed for the Mortgaged Property, (iv) thirty (30) days after the date on which the Mortgage Loan Borrower declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time), (v) sixty (60) days after the date on which an involuntary petition of bankruptcy is filed with respect to the Mortgage Loan Borrower if not dismissed within such time, (vi) ninety (90) days after an uncured delinquency occurs in respect of a balloon payment with respect to the Mortgage Loan, except where a refinancing or sale is anticipated within one hundred twenty (120) days after the Maturity Date of the Mortgage Loan, in which case one hundred twenty (120) days after such uncured delinquency, and (vii) immediately after the Mortgage Loan becomes an REO Loan, and (y) on and after the Note A Securitization Date, and while any Note A is included in a Note A Securitization, have the meaning assigned to such term in the Lead Note A PSA.

“Appraised Value” means, as of any date of determination, the appraised value of the Mortgaged Property based upon the most recent Appraisal prepared by an Independent Appraiser that is contained in the related servicing file under the Servicing Agreement.

“Asset Representations Reviewer” means the asset representations reviewer appointed as provided in the Lead Note A PSA and any successor appointed as provided thereunder.

“Borrower Party” (i) prior to the Note A Securitization Date, shall mean the Mortgage Loan Borrower, any property manager or any Affiliate of the foregoing, and (ii) on and after the Note A Securitization Date, shall have the meaning assigned to the term “Borrower Party” (or other analogous term) in the Lead Note A PSA; provided that in all cases, the Mortgage Loan Borrower shall be a “Borrower Party”.

“Business Day” shall have the meaning assigned to such term (or other analogous term) in the Servicing Agreement or, if not defined therein, shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Category I First Notice” shall have the meaning assigned to such term in Section 29.

“Category I Major Decision” shall mean each Major Decision under items (xi), (xiii), (xvi), (xvii), (xviii), (xxi), (xxii), (xxvi), and (xxvii) of the definition of “Major Decision”.

“Category I Reply Deadline” shall have the meaning assigned to such term in Section 29.

“Category I Second Notice” shall have the meaning assigned to such term in Section 29.

“CDO Asset Manager” with respect to any Securitization Vehicle that is a CDO, shall mean the entity that is responsible for managing or administering the underlying assets of such CDO or, if applicable, the assets of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the Controlling Holder).

“Certificate Administrator” shall mean the certificate administrator under the Lead Note A PSA and any successor appointed as provided thereunder.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, by applicable temporary or final regulations of the U.S. Department of Treasury issued thereunder.

“Collection Account” shall mean, the “collection account” or similar account established under the Servicing Agreement for the purpose of servicing the Mortgage Loan, including, with respect to amounts payable to the Note B Holders, the “whole loan custodial account” or similar account (which may be a sub-account of the “collection account”).

“Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “Controlling” and “under Common Control with” shall have the respective correlative meaning thereto.

A “Control Appraisal Event” shall exist with respect to Note B, if and for so long as:

(a) (1) the Note B Principal Balance as of the Closing Date, together with any Threshold Event Collateral, minus (2) the sum of (i) any payments of principal (whether as scheduled amortization, Prepayments or otherwise) allocated to and received on Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6, (ii) any Appraisal Reductions allocated to Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6 and (iii) any Realized Principal Losses (without duplication of any Appraisal Reductions), is less than

(b) 25% of (i) the Note B Principal Balance as of the Closing Date, minus (ii) any payments of principal (whether as scheduled amortization, Prepayments or otherwise) allocated to and received on Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6.

“Control Note” shall have the meaning assigned to such term in Section 20(e) of this Agreement.

“Controlling Class” shall have the meaning assigned to such term (or other analogous term) in the Lead Note A PSA.

“Controlling Holder” shall have the meaning assigned to such term in Section 20(e) of this Agreement.

“Costs” shall mean all out-of-pocket costs, fees, expenses, Advances, interest, payments, losses, liabilities, judgments and/or causes of action reasonably suffered or incurred or reasonably paid by a Holder (or any Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Asset Representations Reviewer or the Trust) pursuant to or in connection with the enforcement and administration of the Mortgage Loan, the Mortgage Loan Documents, the Mortgaged Property, this Agreement or otherwise in connection with the enforcement and administration of the Mortgage Loan, including, without limitation, reasonable attorneys’ fees and disbursements, taxes, assessments, insurance premiums and other protective advances as more particularly provided in the Mortgage Loan Documents, except for those resulting from the negligence or willful misconduct of such Holder (or such Servicer, Operating Advisor, Trustee, Certificate Administrator or the Asset Representations Reviewer); provided, that “Costs” shall exclude (i) the costs and expenses relating to the origination of the Mortgage Loan or the closing of any Note A Securitization, (ii) the Servicing Fee, the Special Servicing Fee and any fees of the Operating Advisor, Trustee, Certificate Administrator or Asset Representations Reviewer and (iii) the day-to-day customary and usual, ordinary costs of servicing and administration of the Mortgage Loan.

“Cure Event” shall have the meaning assigned to such term in Section 10(b) hereof.

“Cure Right” shall have the meaning assigned to such term in Section 10(b) hereof.

“Custodial Agreement” shall mean that certain custodial agreement, dated July 21, 2010, between Morgan Stanley Bank, as lender and Wells Fargo Bank, N.A., as custodian.

“Custodian” shall mean Wells Fargo Bank, N.A. and its successors in interest.

“DBRS Morningstar” shall mean DBRS, Inc. and its successors in interest.

“Defaulted Mortgage Loan” shall (x) prior to the Note A Securitization Date, mean the Mortgage Loan if (i) any Event of Default exists with respect to an obligation of the Mortgage Loan Borrower to pay money due under the Mortgage Loan or (ii) any non-monetary Event of Default exists, and in the case of clause (ii) only, such Event of Default continues for at least thirty (30) days, and (y) on and after the Note A Securitization Date, have the meaning given to the term “Defaulted Loan” (or other analogous term) in the Servicing Agreement. Notwithstanding anything herein to the contrary, during the period from and after the delivery by Note B Holders of a Purchase Option Notice until the date of the consummation of the purchase of Note A (or, if earlier, the Purchase Option Cut-Off Date), the Mortgage Loan shall be deemed not to be a Defaulted Mortgage Loan.

“Depositor” shall mean the depositor under the Lead Note A PSA.

“Directing Certificateholder” shall have the meaning assigned to such term (or other analogous term) in the Lead Note A PSA.

“Eligibility Requirements” means, with respect to any Person, that such Person (i)(A) has total assets (in name or under management and, in all cases, including uncalled capital commitments) in excess of $500,000,000 and (B) except with respect to a pension advisory firm or similar fiduciary, has capital/statutory surplus or shareholder’s equity (including uncalled capital commitments) of at least $200,000,000 or a market capitalization of at least $200,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein, including mezzanine loans with respect to commercial real estate) or owning or operating commercial real estate properties (or interests therein).

“Event of Default” shall have the meaning given to the term “Event of Default” (or other analogous term) as defined in the Loan Agreement.

“Final Recovery Determination” shall mean a determination with respect to the Mortgage Loan by the Servicer, in its good faith discretion, consistent with the Servicing Standard, that all insurance proceeds, condemnation proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer expects to be finally recoverable on the Mortgage Loan, without regard to any obligation of any Holder, Servicer or Trustee, as the case may be, to make payments from its own funds, have been recovered.

“Fitch” shall mean Fitch Ratings, Inc. and its successors in interest.

“First Notice” shall have the meaning assigned to such term in Section 29.

“Holder” shall mean the respective holder of a Note under this Agreement.

“Independent” means a person who (i) does not have any direct financial interest or any material indirect financial interest, in any of the Holders, the Servicer, the Mortgage Loan Borrower, any party to the Lead Note A PSA, while any Note A is included in such Securitization, or any Affiliate thereof, (ii) is not connected with any of the foregoing as an officer, employee, trustee, partner, member, director or person performing similar functions.

“Independent Appraiser” means an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the subject property type and market.

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A Holder” shall mean either of the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3-1 Holder, the Initial Note A-3-2 Holder or the Initial Note A-4 Holder.

“Initial Note A-1 Holder” shall mean Morgan Stanley Bank.

“Initial Note A-2 Holder” shall mean Morgan Stanley Bank.

“Initial Note A-3-1 Holder” shall mean Morgan Stanley Bank.

“Initial Note A-3-2 Holder” shall mean Morgan Stanley Bank.

“Initial Note A-4 Holder” shall mean Morgan Stanley Bank.

“Initial Note B Holder” shall mean either of the Initial Note B-1 Holder, the Initial Note B-2 Holder, the Initial Note B-3 Holder, the Initial Note B-4 Holder, the Initial Note B-5 Holder or the Initial Note B-6 Holder.

“Initial Note B-1 Holder” shall mean Liberty Mutual Insurance Company.

“Initial Note B-2 Holder” shall mean Peerless Insurance Company.

“Initial Note B-3 Holder” shall mean Employers Insurance Company of Wausau.

“Initial Note B-4 Holder” shall mean Liberty Mutual Fire Insurance Company.

“Initial Note B-5 Holder” shall mean The Ohio Casualty Insurance Company.

“Initial Note B-6 Holder” shall mean Safeco Insurance Company of America.

“Interest Rate” shall mean (i) with respect to Note A, the Note A Interest Rate, and (ii) with respect to Note B, the Note B Interest Rate.

“Interim Servicer” shall have the meaning assigned to such term in the recitals.

“Interim Servicing Agreement” shall have the meaning assigned to such term in the recitals.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds a Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Note A” shall mean Note A-2 and Note A-4, collectively.

“Lead Note A Holder” shall mean the holder of the Lead Note A.

“Lead Note A PSA” shall mean the pooling and servicing agreement governing the securitization trust for the Lead Note A after the Note A Securitization Date.

“Lead Securitization” shall mean the securitization of Lead Note A.

“Lead Securitization Trust” shall mean any securitization trust that includes the Lead Note A.

“Liberty Party” shall mean:

(a)               any of (i) Employers Insurance Company of Wausau, (ii) Liberty Mutual Fire Insurance Company, (iii) Liberty Mutual Insurance Company, (iv) The Ohio Casualty Insurance Company, (v)  Peerless Insurance Company, or (vi) Safeco Insurance Company of America;

(b)               any Affiliate of any Person named in clause (a) above;

(c)                any Person for which (i) any Person described in clause (a) or (b) above acts as fund manager, asset manager, or investment adviser;

(d)               any Person that is a cedent of any Person described in any of clauses (a), (b) or (c) above in accordance with a reinsurance transaction;

(e)                any trust account established by any Person described in any of clauses (a), (b) or (c) above in connection with any reinsurance transaction entered into between such Person and the beneficiary of such trust account; and

(f)                the beneficiary of any trust account described in clause (e) above.

“Liquidation Fee” shall have the meaning assigned to such term (or other analogous term) in the Lead Note A PSA.

“Liquidation Proceeds” shall have the meaning assigned to such term (or other analogous term) in the Lead Note A PSA.

“Loan Agreement” shall have the meaning assigned to such term in the recitals.

“Major Decision” shall mean any of the following actions:

(i)                any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the REO Property by deed in lieu of foreclosure) of the ownership of the Mortgaged Property if the Mortgage Loan comes into and continues in default;

(ii)                any amendment, modification or waiver of a monetary term (other than Penalty Charges, but including the timing of payments, any provision of the Mortgage Loan Documents related to cash management, and acceptance of discounted payoffs) or material non-monetary term of the Mortgage Loan or the Mortgage Loan Documents, or the waiver of any default or Event of Default with respect to any such monetary or material non-monetary term of the Mortgage Loan or the Mortgage Loan Documents;

(iii)               any amendments, modifications or waivers of the Mezzanine Intercreditor Agreement, any approval of any modification of the Mezzanine Loan Documents (if the approval or consent of the Senior Lender or Senior Loan Controlling Holder is required under the Mezzanine Intercreditor Agreement) and any approval of a transferee of an interest ian the Mezzanine Loan to or a realization upon the Equity Collateral by a Person who is not a Qualified Transferee (if the approval or consent of the Senior Lender or Senior Loan Controlling Holder is required under the Mezzanine Intercreditor Agreement) (any capitalized terms that are used in this clause (iii) but not defined in this Agreement shall have the meanings set forth in the Mezzanine Intercreditor Agreement);

(iv)               following a default or an Event of Default with respect to the Mortgage Loan, any exercise of remedies, including any acceleration thereof, application of reserve or escrow amounts to the outstanding balance of the Mortgage Loan or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents;

(v)               any sale of the Mortgage Loan if it is a Defaulted Loan or REO Property for less than the sum of (A) the outstanding principal balance of the Mortgage Loan, (B)

accrued and unpaid interest (exclusive of default interest), (C) outstanding servicing advances plus interest thereon at the Advance Rate, (D) unreimbursed Costs, (E) Special Servicing Fees, and (F) Liquidation Fees;

(vi)               any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or at an REO Property;

(vii)              any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no material lender discretion;

(viii)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests (direct or indirect) in the Mortgage Loan Borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

(ix)                any incurrence of additional debt by the Mortgage Loan Borrower or of any mezzanine or preferred equity financing by any beneficial owner of the Mortgage Loan Borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents (for purposes of the determination whether a lender has such consent rights pursuant to the related Mortgage Loan Documents, any Mortgage Loan Document provision that requires that an intercreditor agreement, recognition agreement or similar agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(x)                entering into, or any modification, waiver or amendment of, an intercreditor agreement, co-lender agreement, participation agreement, recognition agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan (including, without limitation, the Mezzanine Intercreditor Agreement) or an action to enforce rights with respect thereto or decision not to enforce such rights;

(xi)                any franchise changes or brand management changes (in either case with respect to the Mortgage Loan if the lender consent or approval is required under the related Mortgage Loan Documents) or any material property management company changes, including (A) approval of the termination of a manager and appointment of a new or replacement property manager and (B) any amendment, modification or termination of any property management agreement, or entering into any new or replacement property management agreement;

(xii)               releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or performance reserves other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no material lender discretion;

(xiii)              any requests for the funding or disbursement of “performance,” “earn-out,” holdback or similar escrows and reserves (including those evidenced by letters of credit) regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether the Mortgage Loan has a primary servicer other than the Master Servicer;

(xiv)             any acceptance of an assumption agreement or any other agreement permitting a transfer of direct or indirect interests in the Mortgage Loan Borrower, guarantor or other obligor, or releasing the Mortgage Loan Borrower, guarantor or other obligor from any obligation or liability under the Mortgage Loan or the Mortgage Loan Documents, or approving any replacement or additional guarantor under the Mortgage Loan Documents, or modifying the Mortgage Loan Borrower’s, guarantor’s or other obligor’s monetary obligations or liabilities under the Mortgage Loan, other than pursuant to the specific terms thereof and for which there is no lender discretion;

(xv)              any forbearance by the Servicer from taking any enforcement action with respect to (A) any failure by the Mortgage Loan Borrower to maintain with respect to the Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (B) any failure on the part of the Mortgage Loan Borrower to maintain with respect to the Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the origination date;

(xvi)              the determination of any use of proceeds of a hazard insurance claim to restore the Mortgaged Property if the amount of such proceeds exceeds the restoration threshold (as provided in the Loan Agreement);

(xvii)             the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related Mortgage Loan Documents and if such lease (A) involves a ground lease, (B) is for a commercial lease, or (C) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related Mortgage Loan Documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

(xviii)            any adoption or implementation of a budget submitted by the Mortgage Loan Borrower with respect to the Mortgage Loan (to the extent lender approval is required under the related Mortgage Loan Documents);

(xix)              the filing of any bankruptcy petition against the Mortgage Loan Borrower, any operating lessee, or any guarantor of the Mortgage Loan or seeking the appointment of a receiver, conservator or trustee for the Mortgage Loan Borrower, any operating lessee, any guarantor, or the Mortgaged Property, voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower, any operating lessee or any guarantor, or any adoption or approval of a plan in bankruptcy, reorganization, restructuring or similar event in any bankruptcy or insolvency proceeding with respect to the Mortgage Loan Borrower, any operating lessee, or any guarantor or any other party required to be an special purpose entity under the Mortgage Loan Documents;

(xx)               the exercise of the rights and powers granted under this Agreement or any related mezzanine loan intercreditor agreement (including, without limitation, the Mezzanine Intercreditor Agreement) to the Note A Holders, the “Senior Lender”, the “Directing Senior Lender” or such other similar term as may be set forth in any such agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the Note A Holders, the “Senior Lender”, the “Directing Senior Lender” or such other similar term;

(xxi)              consent or approval of (or denial of consent or approval of), to the extent lender approval or consent is required or requested under any such lease, the Mortgage Loan Documents or otherwise) to any sale or encumbrance of any fee interest (whether or not owned by the Mortgage Loan Borrower) encumbered by a ground lease or other lease to the Mortgage Loan Borrower;

(xxii)             any determination to exercise (or not exercise) any renewal option under any lease in circumstances in which lender has been granted a right to exercise such renewal option;

(xxiii)            any determination to exercise (or not exercise) any rights of lender pursuant to any “comfort letter” provided by a franchisor in connection with the Mortgaged Property (including, without limitation, whether or not to assume or otherwise enter into a franchise agreement with such franchisor pursuant to such comfort letter);

(xxiv)            any proposed modification, amendment or waiver of any terms of any guarantees, letters of credit or rate cap or swap agreements;

(xxv)             any extension or shortening of the Maturity Date of the Mortgage Loan or any Note, other than in accordance with the express provisions of the Loan Agreement or such Note;

(xxvi)            any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the Mortgage Loan);

(xxvii)           approval of material alterations or capital expenditures unless required or permitted pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no material lender discretion;

(xxviii)          following a foreclosure of the Mortgage or acceptance of a deed in lieu of foreclosure, any approval of a recommended course of action for the Mortgaged Property, any approval of a selling agent, and any approval of the sale price of the Mortgaged Property; and

(xxix)             subordinating (A) the Mortgage Loan to any other interest which would constitute a Lien (as defined in the Loan Agreement) against the Property other than Permitted Encumbrances (as defined in the Loan Agreement) or as otherwise expressly permitted pursuant to the Mortgage Loan Documents or (B) any indebtedness or obligations of Borrower and/or Guarantor under the Mortgage Loan Documents to any other indebtedness or obligations of Borrower and/or Guarantor.

As used above, the terms “material lender discretion” and “lender discretion” require mortgagee discretion in making the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan Documents.

“Majority Individual Note Holder” shall have the meaning to such term in Section 20(e) hereof.

“Master Servicer” shall mean the master servicer appointed to act in such capacity with respect to the Mortgage Loan under the Lead Note A PSA and any successor appointed as provided thereunder.

“Master Servicer Remittance Date” shall have the meaning assigned to the term “Master Servicer Remittance Date” (or other analogous term) in the Servicing Agreement.

“Maturity Date” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Mezzanine Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of May 6, 2021, by and between Morgan Stanley Bank, National Association, a national banking association, as note A holder, Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as note B holder and Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as mezzanine lender.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors in interest.

“Morgan Stanley Bank” shall have the meaning assigned to such term in the preamble.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Default Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Mortgage Loan Documents” shall mean the Mortgage, the Notes, the Loan Agreement and all other documents evidencing or securing the Mortgage Loan.

“Mortgage Loan Principal Balance” shall mean, at any date of determination, the aggregate outstanding principal balance of the Notes evidencing the Mortgage Loan.

“Mortgage Loan Schedule” shall mean the Mortgage Loan Schedule attached as Exhibit A hereto.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“MSMCH” shall have the meaning assigned to such term in the preamble.

“Net Interest Rate” shall mean (i) with respect to Note A, the Note A Interest Rate minus the Servicing Fee Rate, and (ii) with respect to Note B, the Note B Interest Rate minus the Servicing Fee Rate.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer to make such payments free of any obligation to withhold taxes; provided, that duly executed form(s) provided to the Servicer pursuant to Section 33(c) hereof shall be sufficient to evidence that such providing Holder is not a Non-Exempt Person or liability for withholding.

“Non-Lead Note A” shall mean any Note A other than Note A-2 and Note A-4.

“Non-Lead Note A Holder” shall mean any Note A Holder other than the Note A-2 Holder and Note A-4 Holder.

“Non-Lead Note A PSA” shall mean, after any securitization of a Non-Lead Note A, the pooling and servicing agreement governing the related securitization trust.

“Non-Lead Note Master Servicer” shall mean a master servicer under any Non-Lead Note A PSA and any successor appointed as provided thereunder.

“Non-Lead Note Special Servicer” shall mean a special servicer under any Non-Lead Note A PSA and any successor appointed as provided thereunder.

“Non-Lead Note Trustee” shall mean a trustee under any Non-Lead Note A PSA and any successor appointed as provided thereunder.

“Non-Lead Securitization Trust” shall mean any securitization trust that includes a Non-Lead Note A.

“Note” shall mean, individually, each of Note A-1, Note A-2, Note A-3-1, Note A-3-2, Note A-4, Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6.

“Note A” shall have the meaning assigned to such term in the recitals.

“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-2” shall have the meaning assigned to such term in the recitals.

“Note A-3-1” shall have the meaning assigned to such term in the recitals.

“Note A-3-2” shall have the meaning assigned to such term in the recitals.

“Note A-4” shall have the meaning assigned to such term in the recitals.

“Note A Default Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Note A Holder” and “Note A Holders” shall have the meaning assigned to such term in the preamble.

“Note A Securitization Date” shall have the meaning assigned to such term in the preamble.

“Note A-1 Holder” shall have the meaning assigned to such term in the preamble.

“Note A-2 Holder” shall have the meaning assigned to such term in the preamble.

“Note A-3-1 Holder” shall have the meaning assigned to such term in the preamble.

“Note A-3-2 Holder” shall have the meaning assigned to such term in the preamble.

“Note A-4 Holder” shall have the meaning assigned to such term in the preamble.

“Note A Holder Advance” shall mean any monthly debt service payment advance or any property advance or other servicing advance by the Lead Note A Holder (or any Servicer or Trustee on its behalf) and any Non-Lead Note A Holder (or the applicable Non-Lead Note Master Servicer or Non-Lead Note Trustee on its behalf), with respect to Note A-1, Note A-2, Note A-3-1, Note A-3-2, Note A-4, the Mortgage Loan or the Mortgaged Property.

“Note A Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Note A Percentage Interest” shall mean, as of any date, the ratio of the Note A Principal Balance to the Mortgage Loan Principal Balance.

“Note A Principal Balance” shall mean, at any time of determination, the Closing Date Note A Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal (including the principal portion of any cure payment made by Note B Holders pursuant to Section 10(b) hereof) thereon received by the Note A Holders and (ii) any reductions in such amount pursuant to Section 6.

“Note A-1 Percentage Interest” shall mean, as of any date, the ratio of the Note A-1 Principal Balance to the Mortgage Loan Principal Balance.

“Note A-1 Principal Balance” shall mean at any time of determination, the Closing Date Note A-1 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal (including the principal portion of any cure payment made by Note B Holders pursuant to Section 10(b) hereof) thereon received by the Note A-1 Holder and (ii) any reductions in such amount pursuant to Section 6.

“Note A-2 Percentage Interest” shall mean, as of any date, the ratio of the Note A-2 Principal Balance to the Mortgage Loan Principal Balance.

“Note A-2 Principal Balance” shall mean at any time of determination, the Closing Date Note A-2 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal (including the principal portion of any cure payment made by Note B Holders pursuant to Section 10(b) hereof) thereon received by the Note A-2 Holder and (ii) any reductions in such amount pursuant to Section 6.

“Note A-3-1 Percentage Interest” shall mean, as of any date, the ratio of the Note A-3-1 Principal Balance to the Mortgage Loan Principal Balance.

“Note A-3-1 Principal Balance” shall mean at any time of determination, the Closing Date Note A-3-1 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal (including the principal portion of any cure payment made by Note B Holders pursuant to Section 10(b) hereof) thereon received by the Note A-3-1 Holder and (ii) any reductions in such amount pursuant to Section 6.

“Note A-3-2 Percentage Interest” shall mean, as of any date, the ratio of the Note A-3-2 Principal Balance to the Mortgage Loan Principal Balance.

“Note A-3-2 Principal Balance” shall mean at any time of determination, the Closing Date Note A-3-2 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal (including the principal portion of any cure payment made by Note B Holders pursuant to Section 10(b) hereof) thereon received by the Note A-3-2 Holder and (ii) any reductions in such amount pursuant to Section 6.

“Note A-4 Percentage Interest” shall mean, as of any date, the ratio of the Note A-4 Principal Balance to the Mortgage Loan Principal Balance.

“Note A-4 Principal Balance” shall mean at any time of determination, the Closing Date Note A-4 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal (including the principal portion of any cure payment made by Note B Holders pursuant to Section 10(b) hereof) thereon received by the Note A-4 Holder and (ii) any reductions in such amount pursuant to Section 6.

“Note A Securitization Date” shall have the meaning assigned to such term in the recitals.

“Note B” shall have the meaning assigned to such term in the recitals.

“Note B-1” shall have the meaning assigned to such term in the recitals.

“Note B-2” shall have the meaning assigned to such term in the recitals.

“Note B-3” shall have the meaning assigned to such term in the recitals.

“Note B-4” shall have the meaning assigned to such term in the recitals.

“Note B-5” shall have the meaning assigned to such term in the recitals.

“Note B-6” shall have the meaning assigned to such term in the recitals.

“Note B Default Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Note B Holder” and “Note B Holders” shall have the meaning assigned to such term in the preamble.

“Note B-1 Holder” shall have the meaning assigned to such term in the preamble.

“Note B-2 Holder” shall have the meaning assigned to such term in the preamble.

“Note B-3 Holder” shall have the meaning assigned to such term in the preamble.

“Note B-4 Holder” shall have the meaning assigned to such term in the preamble.

“Note B-5 Holder” shall have the meaning assigned to such term in the preamble.

“Note B-6 Holder” shall have the meaning assigned to such term in the preamble.

“Note B Holder Advance” shall mean any monthly debt service payment advance or any property advance or other servicing advance by any Note B Holder with respect to Note B, the Mortgage Loan or the Mortgaged Property (including, without limitation, any cure payment made by Note B Holders pursuant to Section 10(b) hereof).

“Note B Holder Purchase Notice” shall have the meaning assigned to such term in Section 10(a) hereof.

“Note B Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Note B Percentage Interest” shall mean, as of any date, the ratio of the Note B Principal Balance to the Mortgage Loan Principal Balance.

“Note B Principal Balance” shall mean at any time of determination, the sum of the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance, the Note B-4 Principal Balance, the Note B-5 Principal Balance and the Note B-6 Principal Balance.

“Note B-1 Percentage Interest” shall mean, as of any date, the ratio of the Note B-1 Principal Balance to the Mortgage Loan Principal Balance.

“Note B-1 Principal Balance” shall mean at any time of determination, the Closing Date Note B-1 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal thereon received by the Note B-1 Holder and (ii) any reductions in such amount pursuant to Section 6 hereof.

“Note B-2 Percentage Interest” shall mean, as of any date, the ratio of the Note B-2 Principal Balance to the Mortgage Loan Principal Balance.

“Note B-2 Principal Balance” shall mean at any time of determination, the Closing Date Note B-2 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal thereon received by the Note B-2 Holder and (ii) any reductions in such amount pursuant to Section 6 hereof.

“Note B-3 Percentage Interest” shall mean, as of any date, the ratio of the Note B-3 Principal Balance to the Mortgage Loan Principal Balance.

“Note B-3 Principal Balance” shall mean at any time of determination, the Closing Date Note B-3 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal thereon received by the Note B-3 Holder and (ii) any reductions in such amount pursuant to Section 6 hereof.

“Note B-4 Percentage Interest” shall mean, as of any date, the ratio of the Note B-4 Principal Balance to the Mortgage Loan Principal Balance.

“Note B-4 Principal Balance” shall mean at any time of determination, the Closing Date Note B-4 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal thereon received by the Note B-4 Holder and (ii) any reductions in such amount pursuant to Section 6 hereof.

“Note B-5 Percentage Interest” shall mean, as of any date, the ratio of the Note B-5 Principal Balance to the Mortgage Loan Principal Balance.

“Note B-5 Principal Balance” shall mean at any time of determination, the Closing Date Note B-5 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal thereon received by the Note B-5 Holder and (ii) any reductions in such amount pursuant to Section 6 hereof.

“Note B-6 Percentage Interest” shall mean, as of any date, the ratio of the Note B-6 Principal Balance to the Mortgage Loan Principal Balance.

“Note B-6 Principal Balance” shall mean at any time of determination, the Closing Date Note B-6 Principal Balance as set forth in the Mortgage Loan Schedule, less (i) any payments of principal thereon received by the Note B-6 Holder and (ii) any reductions in such amount pursuant to Section 6 hereof.

“Notes” shall mean, collectively, Note A-1, Note A-2, Note A-3-1, Note A-3-2, Note A-4, Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6.

“Operating Advisor” shall mean the operating advisor under the Lead Note A PSA and any successor appointed as provided thereunder.

“Payment Date” shall mean the “Monthly Payment Date” or “Payment Date” as such term (or other analogous term) is defined in the Loan Agreement.

“Penalty Charges” shall mean any amounts actually collected on the Mortgage Loan from the Mortgage Loan Borrower that represent late payment charges, other than a Prepayment Premium or default interest.

“Percentage Interest” shall mean (i) with respect to the Note A Holders, collectively, the Note A Percentage Interest, (ii) with respect to the Note A-1 Holder, the Note A-1 Percentage Interest, (iii) with respect to the Note A-2 Holder, the Note A-2 Percentage Interest, (iv) with respect to the Note A-3-1 Holder, the Note A-3-1 Percentage Interest, (v) with respect to the Note A-3-2 Holder, the Note A-3-2 Percentage Interest, (vi) with respect to the Note A-4 Holder, the Note A-4 Percentage Interest, (vii) with respect to the Note B Holders, collectively, the Note B Percentage Interest, (viii) with respect to the Note B-1 Holder, the Note B-1 Percentage Interest, (ix) with respect to the Note B-2 Holder, the Note B-2 Percentage Interest, (x) with respect to the Note B-3 Holder, the Note B-3 Percentage Interest, (xi) with respect to the Note B-4 Holder, the Note B-4 Percentage Interest, (xii) with respect to the Note B-5 Holder, the Note B-5 Percentage Interest, and (xiii) with respect to the Note B-6 Holder, the Note B-6 Percentage Interest.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i)(a) one of the entities listed on Exhibit B, or the successor-in-interest thereto or a Person Controlling, Controlled by or under Common Control with, any such entity, or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate or (b) an entity that is otherwise a Qualified Institutional Lender under clauses (a), (b), (c) or (d) of the definition thereof, (ii) investing through a fund with committed capital of at least $600,000,000 and (iii) not subject to a proceeding or other action, whether voluntary or involuntary, of any case arising under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

“Pledge” shall have the meaning assigned to such term in Section 17 hereof.

“Pledgee” shall have the meaning assigned to such term in Section 17 hereof.

“Prepayment” shall mean any payment of principal made by the Mortgage Loan Borrower with respect to the Mortgage Loan which is received in advance of its scheduled Maturity Date, whether made by reason of a casualty or condemnation, due to the acceleration of the maturity of such Mortgage Loan or otherwise.

“Prepayment Premium” shall mean any prepayment premium, yield maintenance premium or similar fee required to be paid in connection with a Prepayment of the Mortgage Loan.

“Principal Balance” shall mean (i) with respect to the Note A Holders, collectively, the Note A Principal Balance, (ii) with respect to the Note A-1 Holder, the Note A-1 Principal Balance, (iii) with respect to the Note A-2 Holder, the Note A-2 Principal Balance, (iv) with respect to the Note A-3-1 Holder, the Note A-3-1 Principal Balance, (v) with respect to the Note A-3-2 Holder, the Note A-3-2 Principal Balance, (vi) with respect to the Note A-4 Holder, the Note A-4 Principal Balance, (vii) with respect to the Note B Holders, collectively, the Note B Principal Balance, (viii) with respect to the Note B-1 Holder, the Note B-1 Principal Balance, (ix) with respect to the Note B-2 Holder, the Note B-2 Principal Balance, (x) with respect to the Note B-3 Holder, the Note B-3 Principal Balance, (xi) with respect to the Note B-4 Holder, the Note B-4 Principal Balance, (xii) with respect to the Note B-5 Holder, the Note B-5 Principal Balance, and (xiii) with respect to the Note B-6 Holder, the Note B-6 Principal Balance.

“Pro Rata and Pari Passu Basis” shall mean with respect to either (i) the Notes constituting Note A, or (ii) the Notes constituting Note B, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its pro rata amount (calculated in proportion to the Principal Balances of the Note, as applicable, relative to the Note A Principal Balance or Note B Principal Balance, as applicable) of such particular payment, collection, cost, expense, liability or other amount.

“Purchase Option Consummation Window” shall mean the time period between (1) the 5th Business Day after the date of the Note B Holder Purchase Notice and (2) the 10th Business Day after the date of the Note B Holder Purchase Notice; provided, that if a Note B Holder Purchase Notice has been timely given by one or more Note B Holders in accordance with Section 10(a) hereof, the end of the Purchase Option Consummation Window referenced in clause (2) shall be extended:

(a) by an additional (i) fifteen (15) days upon payment to the Servicer of a non-refundable (unless any of the Note A Holders defaults in its obligation or is unable to transfer its respective Note A) cash deposit in an amount equal to five percent (5.0%) of the Purchase Option Price, which cash deposit must be paid prior to such extension; and

(b) by an additional fifteen (15) days beyond the fifteen (15) day extension period described in clause (a) above upon payment to the Servicer of an additional non-refundable (unless any of the Note A Holders defaults in its obligation or is unable to transfer its respective Note A) cash deposit in an amount equal to five percent (5.0%) of the Purchase Option Price, which cash deposit must be paid prior to such extension.

“Purchase Option Cut-Off Date” shall mean the earliest date to occur of (1) the cure of the event or circumstance resulting in the Mortgage Loan being a Defaulted Mortgage Loan, (2) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property in accordance with the terms and conditions of this Agreement, except that if the Servicer intends to accept a deed in lieu of foreclosure, it shall notify the Note B Holders, and Note B Holders shall have the option, within ten (10) Business Days from the date of receipt of notice to such effect, to deliver a Note B Holder Purchase Notice to the Lead Note A Holder and, provided that such notice has been delivered within such time period, to consummate the purchase within ten (10) Business Days after such purchase notice is so delivered, (3) the modification of the Mortgage Loan Documents effected pursuant to and in accordance with the terms and conditions of this Agreement in consummation of a workout of the Mortgage Loan and with the terms of the Servicing Agreement (and subject to the approval rights of the Controlling Holder set forth herein (including, without limitation, Section 20 hereof) and therein), and (4) receipt of a Purchase Notice (as defined in the Mezzanine Intercreditor Agreement).

“Purchase Option Notice” shall have the meaning assigned to such term in Section 10(a) hereof.

“Purchase Option Price” shall mean, with respect to each Note A, the sum of the following, without duplication: (i) the Principal Balance of such Note (as of the date of purchase), (ii) accrued and unpaid interest on the Principal Balance of such Note at the Interest Rate applicable to such Note, up to (but excluding) the date of purchase (or, if such Note has been deposited into a Securitization, if such date of purchase is not a Payment Date, up to (but excluding) the Payment Date next succeeding the date of purchase), provided payment is made in good funds by 3:00 p.m. New York local time, (iii) any unreimbursed Note A Holder Advances made by or on behalf of the Holder of such Note and interest thereon at the Advance Rate, (iv) any accrued and unpaid Servicing Fees, (v) any Special Servicing Fees and Liquidation Fees (but excluding any such Liquidation Fees if such Note is purchased within 90 days of the purchasing Holder’s receipt of the applicable Purchase Option Notice) and (vi) any unreimbursed Costs incurred by the Holder of such Note. In determining the Purchase Option Price, amounts payable by the Mortgage Loan Borrower as a Prepayment Premium, default interest, Penalty Charges and other similar fees and the value of such amounts shall not be included; provided, that such amounts shall be included if the Person exercising the purchase option is a Borrower Party.

“Qualified Conduit Lender” shall mean, with respect to a Pledge by a Holder of its Note, a commercial paper conduit program (a “Conduit”) as to which the following conditions are satisfied:

(a)                the terms of the loan (a “Conduit Inventory Loan”) made by the Conduit to such Holder require the Conduit to maintain a third party (“Conduit Credit Enhancer”) to provide credit enhancement;

(b)               the Conduit Credit Enhancer is a Qualified Institutional Lender;

(c)                such Holder pledges its interest in such Note to the Conduit as collateral for the Conduit Inventory Loan; and

(d)               the Conduit Credit Enhancer and the Conduit agree that, if such Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Holder’s interest in such Note to the Conduit Credit Enhancer, and unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the written consent of the other Holder, have any greater right to acquire the interests in such Note pledged by such Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Pledgee.

“Qualified Institutional Lender” means (i) the Initial Note A Holder, (ii) the Initial Note B-1 Holder, (iii) the Initial Note B-2 Holder, (iv) the Initial Note B-3 Holder, (v) the Initial Note B-4 Holder, (vi) the Initial Note B-5 Holder, (vii) the Initial Note B-6 Holder and (viii) any one or more of the following (other than a Borrower Party):

(a)                a real estate investment trust, bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b)               an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c)                an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) of this definition that satisfies the Eligibility Requirements;

(d)               any entity Controlled by any of the entities described in clauses (a), (b) or (c) of this definition;

(e)               a Qualified Trustee (or in the case of a CDO, a single purpose bankruptcy remote entity that contemporaneously pledges its interest in a Note to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of mortgage pass-through certificates backed by, or other securitization of, a Note (any such securitization, “CMBS”) or the creation of collateralized debt obligations (“CDO”) secured by, or (C) a financing through an “owner trust” of a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that also assigned a rating to one or more classes of securities issued in connection with the Securitization of Note A (if applicable) ; (2) the special servicer or manager of such Securitization Vehicle is a Qualified Servicer and such Qualified Servicer is required to service and administer such Note in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager that is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (a), (b), (c) or (d) of this definition;

(f)                the Trustee, in connection with the transactions contemplated by the Lead Note A PSA, or Non-Lead Note Trustee under a Non-Lead Note A PSA;

(g)               an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager acts as the managing member, general partner or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders under clauses (a), (b), (c) or (d) of this definition; or

(h)               any Liberty Party.

“Qualified Servicer” shall mean any nationally recognized commercial mortgage loan servicer (A) with respect to Fitch, that is rated at least “CMS3” (in the case of a master servicer) or “CSS3” (in the case of a special servicer), by Fitch; (B) with respect to S&P, that appears on the S&P Select Servicer List as a U.S. Commercial Mortgage Master Servicer, in the case of a master servicer, or the S&P Select Servicer List as a U.S. Commercial Mortgage Special Servicer, in the case of a special servicer; (C) with respect to Moody’s, (1) that confirms in writing that it was appointed to act as, and currently serves as, master servicer or special servicer, as applicable, on a transaction-level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s, and (2) as to which Moody’s has not cited servicing concerns with respect to such servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by such servicer prior to the time of determination; (D) with respect to DBRS Morningstar, that is acting as master servicer or special servicer in a commercial mortgage loan securitization that was rated by DBRS Morningstar within the twelve (12) month period prior to the date of determination, and DBRS Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of commercial mortgage securities citing servicing concerns with the servicer as the sole or material factor in such rating action; and (E) in the case of KBRA, that (1) is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by KBRA within the twelve (12) month period prior to the date of determination that has not been downgraded or caused the withdrawal of the then current rating on any class of commercial mortgage securities or placement of any class of commercial mortgage securities on watch citing the continuation of such servicer, as master servicer or special servicer, as applicable, of such commercial mortgage securities, as the sole or a material reason for such downgrade or withdrawal (or placement on watch) or (2) has not acted as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by KBRA in such twelve (12) month period but has received a Rating Agency Confirmation from KBRA.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean S&P, Moody’s, Fitch, KBRA, and DBRS Morningstar; provided, that at any time during which a Note A is an asset of a Securitization, “Rating Agencies” shall mean the rating agencies that from time to time rate the securities issued in connection with such Securitization.

“Realized Principal Loss” shall mean any reduction in the Mortgage Loan Principal Balance that does not result in an accompanying payment of principal to any of the Holders, which may result from, but is not limited to, one of the following circumstances: (i) the cancellation or forgiveness of any portion of the Mortgage Loan Principal Balance in connection with a bankruptcy or similar proceeding or a modification or amendment of the Mortgage Loan granted by the Servicer pursuant to the terms of the Servicing Agreement and this Agreement; or (ii) a reduction in the mortgage interest rate in connection with a bankruptcy or similar proceeding involving the Mortgage Loan Borrower or a modification or amendment of the Mortgage Loan agreed to by the Servicer in accordance with the terms of the Servicing Agreement and this Agreement, that as a result of the application of Section 6, results in the application of principal to pay interest to one or more Holders (each such Realized Principal Loss described in this clause (ii) shall be deemed to have been incurred on the Payment Date for each affected Scheduled Payment).

“Redirection Notice” shall have the meaning assigned to such term in Section 17 hereof.

“REMIC” shall mean a “real estate mortgage investment conduit” as defined in section 860D of the Code.

“REO Property” shall mean the Mortgaged Property (or an interest therein) if acquired by the lender through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with an Event of Default with respect to the Mortgage Loan or otherwise treated as foreclosure property under the REMIC provisions of the Code.

“Reply Deadline” shall have the meaning assigned to such term in Section 29.

“Required Note B Holders” shall have the meaning assigned to such term in Section 20(e) hereof.

“S&P” shall mean Standard & Poor’s Global Ratings, and its successors in interest.

“Scheduled Payment” shall mean the monthly debt service payment of scheduled principal and/or interest (but excluding default interest) due and payable in accordance with the terms of the Mortgage Loan Documents.

“Second Notice” shall have the meaning assigned to such term in Section 29.

“Securitization” shall mean the sale by a Holder of all or a portion of its respective Note to a depositor who will in turn include all or a portion of such Note as part of a securitization of one or more mortgage loans, as the context requires.

“Servicer” shall mean (i) prior to the Note A Securitization Date, the Interim Servicer, (ii) on and after the Note A Securitization Date, (a) if the Mortgage Loan is a non-Specially Serviced Mortgage Loan, the Master Servicer, and (b) if the Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer (provided, that if the Lead Note A PSA allocates a specific function, right or obligation with respect to the Mortgage Loan to the Master Servicer or Special Servicer, “Servicer” shall mean the party so designated) and (iii) at any time the Mortgage Loan is not serviced pursuant to the Interim Servicing Agreement and no Note A is included in a Securitization, the servicer approved pursuant to Section 2 hereof.

“Servicing Agreement” shall mean (i) prior to the Note A Securitization Date, the Interim Servicing Agreement, and (ii) on and after the Note A Securitization Date, the Lead Note A PSA; provided, that after the Note A Securitization Date, if no Note A is an asset of the Trust, or at any other time when the Mortgage Loan is not serviced pursuant to the Interim Servicing Agreement and the Note A Securitization Date has not occurred, the term “Servicing Agreement” shall mean the subsequent servicing agreement entered into pursuant to Section 2 of this Agreement.

“Servicing Fee” (i) prior to the Note A Securitization Date, shall have the meaning assigned to the term “Servicing Fee” (or other analogous term) in the Interim Servicing Agreement and (ii) on and after the Note A Securitization Date, shall have the meaning assigned to the term “Servicing Fee” or other analogous term in the Lead Note A PSA.

“Servicing Fee Rate” (i) prior to the Note A Securitization Date, shall mean the rate per annum at which the “Servicing Fee” (or other analogous term) defined in the Interim Servicing Agreement accrues and (ii) on and after the Note A Securitization Date, shall have the meaning assigned to the term “Servicing Fee Rate” (or other analogous term) in the Lead Note A PSA.

“Servicing Standard” shall mean the standard of care that is to be applied by the Servicer in servicing and administering the Mortgage Loan, the Mortgaged Property and any REO Property, as set forth in the Servicing Agreement.

“Servicing Transfer Event” means an event under the Lead Note A PSA that results in servicing of the Mortgage Loan being transferred from the Master Servicer to the Special Servicer.

“Special Servicer” shall mean the special servicer appointed to act in such capacity with respect to the Mortgage Loan under the Lead Note A PSA and any successor appointed as provided thereunder and in accordance with the terms of this Agreement.

“Special Servicing Fee” shall have the meaning assigned to such term or other analogous term in the Lead Note A PSA.

“Specially Serviced Mortgage Loan” shall mean a mortgage loan serviced by the Special Servicer following a Servicing Transfer Event.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 20(c) hereof.

“Threshold Event Cure” shall have the meaning assigned to such term in Section 20(c) hereof.

“Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

“Triggering Event of Default” shall mean (i) any Event of Default with respect to an obligation of the Mortgage Loan Borrower to pay money due under the Mortgage Loan or (ii) so long as any Note A is included in a Securitization (and only on and after the Note A Securitization Date) any non-monetary Event of Default (other than any imminent Event of Default) resulting in the Mortgage Loan becoming a Specially Serviced Mortgage Loan. A Triggering Event of Default shall not exist if (a) Note B Holders are exercising their cure rights in accordance with Section 10 of this Agreement, or (b) the mezzanine lender is exercising its cure rights in accordance with Section 12 of the Mezzanine Intercreditor Agreement, and in each case the applicable cure period has not expired.

“Trust” shall mean the trust established pursuant to the Lead Note A PSA.

“Trustee” shall mean the trustee under the Lead Note A PSA and any successor appointed as provided thereunder.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the law of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Person have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

“Workout Fee” shall have the meaning assigned to such term (or other analogous term) in the Lead Note A PSA.

2.                  Administration of the Mortgage Loan Generally.

(a)                From and after the date hereof, administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement, which Servicing Agreement shall not be amended or modified in any manner materially adverse to a Note B Holder (as reasonably determined by such Note B Holder) or in any manner that adversely affects such Holder’s rights under this Agreement or under the Mortgage Loan Documents without the prior written consent of such Holder. Without limiting the foregoing, the Servicing Agreement shall not be replaced without the prior written consent of each Holder other than by a replacement servicing agreement entered into pursuant to and in accordance with Section 2(b)) below. Subject to Section 2(b) below, the Lead Note A Holder shall have the right to appoint any Master Servicer in accordance with the terms of the Servicing Agreement. To the extent there is any inconsistency between the terms of this Agreement and the terms of the Servicing Agreement, the terms of this Agreement shall control. The Note B Holders shall have the right from and after the date of this Agreement to appoint the Special Servicer with respect to the Mortgage Loan in accordance with the terms of this Agreement.

(b)               Following the Note A Securitization Date, if at any time Lead Note A ceases to be an asset of the Trust, the Lead Note A Holder shall cause the Mortgage Loan to be serviced for the benefit of all Holders pursuant to a servicing agreement that has been agreed upon by the Holders, and that is substantially similar to the servicing provisions of the Lead Note A PSA, and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, that until a replacement servicing agreement has been entered into, the Lead Note A Holder shall cause the Mortgage Loan to be serviced for the benefit of all Holders pursuant to the provisions of the Lead Note A PSA as if such agreement were still in full force and effect with respect to the Mortgage Loan; provided, further, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any Qualified Servicer appointed by the Lead Note A Holder and does not have to be performed by the servicers under the Lead Note A PSA; provided, further, that in no event shall such subsequent servicing agreement differ from the Lead Note A PSA in a manner that is materially adverse to a Note B Holder (as reasonably determined by such Note B Holder) without the prior written consent of such Holder. Consent of the Note B Holders to any replacement Servicing Agreement proposed by the Lead Note A Holder shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein (including Sections 5 and 20(a) hereof), in accordance with the Servicing Agreement, the Servicer shall be required to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each Holder (unless such Holder is a Borrower Party), with a view to maximizing the realization for all such Holders as a collective whole (it being understood that the interests of the Note B Holders are junior interests subject to the terms and conditions of this Agreement). Each Holder that is not a Borrower Party shall be deemed a third-party beneficiary of such provisions of the Servicing Agreement.

(c)                The Note B Holders hereby irrevocably appoint the Depositor as such Holders’ attorney in fact to sign the Lead Note A PSA on its behalf with respect to such provisions that relate to the servicing of the Mortgage Loan and Note B.

(d)               The Holders acknowledge (x) that the Servicer is to comply with this Agreement and the Mortgage Loan Documents and the Mezzanine Intercreditor Agreement in the servicing of the Mortgage Loan and (y) that the rights of the holder of the Mortgage Loan, and consequently those of the Holders, are subject to the terms and provisions of the Mortgage Loan Documents and the Mezzanine Intercreditor Agreement and the laws applicable to the Mortgage Loan. The Holders further acknowledge that this Agreement shall constitute an “Intercreditor Agreement” as such term (or other analogous term) is defined under the Lead Note A PSA.

(e)                Prior to the Note A Securitization Date, the Servicer shall be entitled to the Servicing Fee, and the engagement of Servicer for any Special Services (as such term or other analogous term is defined in the Interim Servicing Agreement), and the fees therefor, shall require the consent of all of the Holders. From and after the Note A Securitization Date, (i) the applicable Servicer shall be entitled to the Servicing Fee, the Special Servicing Fee, the Liquidation Fee and the Workout Fee, in each case at the times and in the amounts set forth in the Servicing Agreement, and (ii) the Holders acknowledge that pursuant to the Servicing Agreement, a Servicer may be entitled to receive Additional Servicing Compensation, and to the extent any such Additional Servicing Compensation is actually received by a Servicer in accordance with the Servicing Agreement, such Servicer shall be entitled to retain the same.

(f)                The parties hereto acknowledge that each Note A or interests therein may be included as assets of a REMIC, and any provision of this Agreement to the contrary notwithstanding, for so long as any interest in a Note A remains an asset of a REMIC: (i) the Mortgage Loan shall be administered such that it shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Holder of a Note A pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or otherwise or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of each Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, and (iii) no Holder may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Treasury Regulation Section 1.860G-2(b), more than three (3) months after the earliest startup day of the REMIC which includes Note A (or any portion thereof) or would otherwise cause the REMIC to fail to qualify as a REMIC. The Holders agree that the provisions of this paragraph shall be effected by compliance by each Note A Holder or its assignee with this Agreement, the Servicing Agreement or any other servicing agreement that governs the administration of the Mortgage Loan or the Holders’ interest therein.

(g)               Each Non-Lead Note A Holder (including, but not limited to, any Non-Lead Securitization Trust into which such Non-Lead Note A is deposited) shall be required to,

promptly following notice from the Master Servicer, the Special Servicer or the Trustee, pay or reimburse the Lead Securitization for such Non-Lead Note A Holder’s pro rata share (on a Pro Rata and Pari Passu Basis) of the portion allocated to Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Depositor or CREFC®, as applicable, is entitled to be reimbursed pursuant to the Lead Note A PSA and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts. In addition to the reimbursement obligations with respect to Advances (and Advance Interest) otherwise provided for in this Agreement, each Non-Lead Note A Holder agrees to indemnify (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties pursuant to the terms of the Lead Note A PSA) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Note A PSA) (the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property under the Lead Note A PSA (collectively, the “Indemnified Items”) to the extent of its pro rata share (on a Pro Rata and Pari Passu Basis) of the portion allocated to Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 of such Indemnified Items, and to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts, the related Non-Lead Note A Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, reimburse each of the applicable Indemnified Parties for such pro rata share (including, if a Non-Lead Note A has been included in a Non-Lead Securitization Trust, from general collections or any other amounts from the related Non-Lead Securitization Trust).

3.                  Subordination of Note B; Payments Prior to a Triggering Event of Default. Note B and the rights of the Note B Holders to receive payments of principal, interest and other amounts in respect of Note B shall at all times be junior, subject and subordinate to Note A and the rights of the Note A Holders to receive payments of principal, interest and other amounts in respect of Note A. Subject to the application of Section 6, if no Triggering Event of Default shall have occurred and be continuing, then all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on the Mortgage Loan (including, without limitation, payments received in connection with any guaranty or indemnity agreement), whether received in the form of Scheduled Payments, Prepayments, balloon payments, Liquidation Proceeds, Note B Holder Advances, Penalty Charges, cure payments, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than any amounts for required reserves or escrows required by the Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be distributed by the Servicer (or, after the Note A Securitization Date, the Master Servicer) and applied in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under this Agreement with respect to the Mortgage Loan or the Mortgaged Property (and payments shall be made at such times as are set forth in the Servicing Agreement), in each case to the extent of available funds:

(a)                first, to the Lead Note A Holder (or a Servicer or the Trustee, as applicable), up to the amount of any unreimbursed Costs paid by the Lead Note A Holder (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including, without limitation, unreimbursed Note A Holder Advances and interest thereon at the applicable Advance Rate, to the extent such Costs and Note A Holder Advances and interest thereon are then payable hereunder or under the Servicing Agreement;

(b)               second, to the Servicer and any Special Servicer, the applicable accrued and unpaid Servicing Fee, Special Servicing Fee and any Workout Fee, earned by them with respect to the Mortgage Loan under this Agreement or the Servicing Agreement;

(c)                third, pro rata, to each Holder, in an amount equal to the accrued and unpaid interest on its respective Principal Balance at the Net Interest Rate applicable to such Note;

(d)               fourth, pro rata, to the Holders in accordance with their respective initial Percentage Interests, any principal payments received on the Mortgage Loan for the related interest accrual period, which amounts shall be applied in reduction of the Principal Balance of the respective Notes;

(e)                fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), first, to the Note A Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to Note A in accordance with the terms of Section 6 or Section 7, plus interest thereon at the Note A Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to Note A, and second, to the Note B Holders, on a Pro Rata and Pari Passu Basis, an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to Note B in accordance with the terms of Section 6 or Section 7, plus interest thereon at the Note B Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to Note B;

(f)                sixth, to each applicable Note B Holder (or any Person acting on its behalf) on a Pro Rata and Pari Passu Basis, up to the amount of any unreimbursed Note B Holder Advances made by such Note B Holder and any applicable interest thereon at the Advance Rate and unreimbursed Costs paid by such Note B Holder (or such Person acting on its behalf) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(g)               seventh, any interest accrued at the Mortgage Loan Default Rate on the Mortgage Loan Principal Balance to the extent such default interest amount is (i) actually paid by the Mortgage Loan Borrower and (ii) in excess of interest accrued on the Mortgage Loan Principal Balance at the Mortgage Interest Rate, (x) first, to the Note A Holders (subject to the allocation of such amount pursuant to the terms of the Servicing Agreement), on a Pro Rata and Pari Passu Basis, in an amount calculated on the Note A Principal Balance on such Payment

Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Note A Default Interest Rate over (B) the Note A Interest Rate, and (y) second, to the Note B Holders, on a Pro Rata and Pari Passu Basis, in an amount calculated on the Note B Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Note B Default Interest Rate over (B) the Note B Interest Rate;

(h)               eighth, pro rata, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 3) of any Prepayment Premium, in each case, to the extent actually paid by the Mortgage Loan Borrower;

(i)                 ninth, pro rata, to the extent not payable to any Servicer as Additional Servicing Compensation, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 3) of any extension fees, assumption fees and Penalty Charges, in each case, to the extent actually paid by the Mortgage Loan Borrower; and

(j)                 tenth, pro rata, to the Holders in accordance with their respective initial Percentage Interests, any excess amount not otherwise applied pursuant to the foregoing clauses (a) through (i) of this Section 3.

4.                  Payments Following a Triggering Event of Default. Subject to the application of Section 6, after the occurrence of a Triggering Event of Default and for so long as such Triggering Event of Default is continuing, then all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on the Mortgage Loan (including, without limitation, payments received in connection with any guaranty or indemnity agreement), whether received in the form of Scheduled Payments, Prepayments, balloon payments, Liquidation Proceeds, Note B Holder Advances, Penalty Charges, cure payments, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than any amounts for required reserves or escrows required by the Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be distributed by the Servicer (or, after the Note A Securitization Date, the Master Servicer) and applied in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under this Agreement with respect to the Mortgage Loan or the Mortgaged Property (and payments shall be made at such times as are set forth in the Servicing Agreement), in each case to the extent of available funds:

(a)                first, to the Lead Note A Holder (or a Servicer or the Trustee, as applicable), up to the amount of any unreimbursed Costs paid by the Lead Note A Holder (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including, without limitation, unreimbursed Note A Holder Advances and interest thereon at the applicable Advance Rate, to the extent such Costs and Note A Holder Advances and interest thereon are then payable hereunder or under the Servicing Agreement;

(b)               second, to the Servicer and any Special Servicer, the applicable accrued and unpaid Servicing Fee, Special Servicing Fee and any Workout Fee, earned by them with respect to the Mortgage Loan under this Agreement or the Servicing Agreement;

(c)               third, to the Note A Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to their respective amounts of accrued and unpaid interest on the Note A Principal Balance at the Note A Net Interest Rate with respect to its respective Note;

(d)               fourth, to each of the Note A Holders, in an amount equal to the Note A Principal Balance, until such principal amount has been paid in full with respect to its respective Note on a Pro Rata and Pari Passu Basis;

(e)                fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), to the Note A Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Note A Holders in accordance with the terms of Section 6 or Section 7, plus interest thereon at the Note A Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to Note A;

(f)                sixth, to each applicable Note B Holder (or any Person acting on its behalf) on a Pro Rata and Pari Passu Basis, up to the amount of any unreimbursed Note B Holder Advances made by such Note B Holder and any applicable interest thereon at the Advance Rate and unreimbursed Costs paid by such Note B Holder (or such Person acting on its behalf) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(g)               seventh, to the Note B Holders, on a Pro Rata and Pari Passu Basis, in an amount equal to the accrued and unpaid interest on the Note B Principal Balance at the Note B Net Interest Rate;

(h)               eighth, to each Note B Holder in an amount equal to the Note B Principal Balance, until such principal amount has been paid in full with respect to its respective Note on a Pro Rata and Pari Passu Basis;

(i)                ninth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h), to the Note B Holders, on a Pro Rata and Pari Passu Basis,, an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to Note B in accordance with the terms of Section 6 or Section 7, plus interest thereon at the Note B Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to Note B;

(j)                tenth, any interest accrued at the Mortgage Loan Default Rate on the Mortgage Loan Principal Balance to the extent such default interest amount is (i) actually paid by the Mortgage Loan Borrower and (ii) in excess of interest accrued on the Mortgage Loan Principal Balance at the Mortgage Interest Rate, (x) first, to the Note A Holders (subject to the allocation of such amount pursuant to the terms of the Servicing Agreement), on a Pro Rata and Pari Passu Basis, in an amount calculated on the applicable Note A Principal Balances on such

Payment Date prior to the application of funds contemplated in this Section 4 at the excess of (A) the Note A Default Interest Rate over (B) the Note A Interest Rate, and (y) second, to the Note B Holders, on a Pro Rata and Pari Passu Basis, in an amount calculated on the applicable Note B Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 4 at the excess of (A) the Note B Default Interest Rate over (B) the Note B Interest Rate;

(k)               eleventh, pro rata, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 4) of any Prepayment Premium, in each case, to the extent actually paid by the Mortgage Loan Borrower;

(l)                twelfth, pro rata, to the extent not payable to any Servicer as Additional Servicing Compensation, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 4) of any extension fees, assumption fees and Penalty Charges, in each case, to the extent actually paid by the Mortgage Loan Borrower; and

(m)             thirteenth, pro rata, to the Holders in accordance with their respective initial Percentage Interests, any excess amount not otherwise applied pursuant to the foregoing clauses (a) through (l) of this Section 4.

5.                  Priority of Payments to Note Holders.

(a)                As between Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4, each such Note shall be of equal priority, and no portion of either such Note shall have priority or preference over any portion of the other such Note or security therefor. All amounts allocable to Note A pursuant to Section 3 or Section 4, including any Appraisal Reduction Amounts and Realized Principal Losses, shall be applied by the Servicer to Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 on a Pro Rata and Pari Passu Basis.

(b)               As between Note B-1, Note B-2, Note B-3, Note B-4 Note B-5 and Note B-6, each such Note shall be of equal priority, and no portion of either such Note shall have priority or preference over any portion of the other such Note or security therefor. All amounts allocable to Note B pursuant to Section 3 or Section 4, including any Appraisal Reduction Amounts and Realized Principal Losses, shall be applied by the Servicer to Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6 on a Pro Rata and Pari Passu Basis.

(c)                For clarification purposes, Penalty Charges paid on each Note A shall first, be used to reduce, on a pro rata basis, the amounts payable on each Note A by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Lead Note A PSA, second, be used to reduce the respective amounts payable on each Note A by the amount necessary to pay the Master Servicer, Trustee, any Non-Lead Note Master Servicer or any Non-Lead Note Trustee, as applicable, for any interest accrued on any advance of a Scheduled Payment made with respect to such Note A by such party (if and as specified in the Lead Note A PSA or applicable Non-Lead Note A PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each Note A by the amount necessary to pay additional trust fund expenses under the Lead Note A PSA (including Special Servicing

Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Note A PSA) and finally, with respect to any remaining amount of Penalty Charges, pro rata, to the Lead Note A (to be paid, (x) prior to the securitization of each such Note A, to the related Note A Holder and (y) following the securitization of such Note A, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Note A PSA) and to each Non-Lead Note A (to be paid, (x) prior to the securitization of each such Non-Lead Note A, to the related Note A Holder and (y) following the securitization of such Non-Lead Note A, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Note A PSA).

(d)               Any Note A Holder that receives proceeds from the sale of the primary servicing rights with respect to the Note A shall remit to the other Note A Holders, promptly upon receipt thereof, such amounts as are required such that each Note Holder receives its pro rata share of such proceeds on a Pro Rata and Pari Passu Basis. Any proceeds received by any Note A Holder from the sale of master servicing rights with respect to its Note A shall be for its own account.

6.                 Workout. Notwithstanding anything to the contrary contained herein, if the Servicer after obtaining the consent of the Controlling Holder to the extent the same is required under this Agreement, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Mortgage Loan Principal Balance is decreased, (ii) the Mortgage Interest Rate is reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred, other than a deferral of the balloon payment resulting solely from the extension of the Maturity Date of the Mortgage Loan pursuant to the terms of the Servicing Agreement or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due on the Mortgage Loan shall be borne, first, by the Note B Holders (up to the Note B Principal Balance, together with accrued interest thereon at the Note B Interest Rate and any other amounts due the Note B Holders, which amounts shall be applied to Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6 on a Pro Rata and Pari Passu Basis), and second, by the Note A Holders (up to the Note A Principal Balance, together with accrued interest thereon at the Note A Interest Rate and any other amounts due the Note A Holder, which amounts shall be applied to Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 on a Pro Rata and Pari Passu Basis), and all distributions pursuant to Section 3, Section 4 and Section 5 hereunder shall be made accordingly. The preceding statement shall not be construed to limit the rights or benefits of any Person under Section 19 or Section 20 of this Agreement or the provisions of the Servicing Agreement, including the Servicer’s obligation to act in accordance with the Servicing Standard. If the Mortgaged Property becomes an REO Property, (a) the Holders shall have beneficial ownership of such REO Property notwithstanding the manner in which title may be taken under the Servicing Agreement, (b) the Mortgage Loan shall be deemed to remain outstanding, with the same terms and conditions as in effect immediately prior to foreclosure or the acceptance of a deed in lieu of foreclosure, for purposes of the relative rights of the Holders between each other under this Agreement and the Servicing Agreement and (c) all revenues from and proceeds of such REO Property shall be allocated and distributed under Section 4 of this Agreement. In no event shall a purchase of Note A by Note B Holders be construed as a workout for purposes of the calculation of the Workout Fee, nor shall both a Liquidation Fee and a Workout Fee be payable to one or more Servicers, whether individually or in the aggregate, with respect to the same proceeds or collections.

7.                 Collection Accounts; Payment Procedure. Pursuant to the terms of the Servicing Agreement, the Lead Note A Holder shall cause the Servicer (and, after the Note A Securitization Date, the Master Servicer) to establish and maintain the Collection Account or Collection Accounts, as applicable. Each Holder hereby directs the Master Servicer, in accordance with the priorities set forth in Section 3, Section 4 or Section 5 hereof, as applicable, and subject to the terms of the Servicing Agreement and this Agreement (which, as provided in Section 2(a) above, shall control in the event of any conflict between the Servicing Agreement and this Agreement), (i) to deposit into the applicable Collection Account within one Business Day of receipt of properly identified funds all payments received with respect to the Mortgage Loan (provided, that to the extent that any payment is received after 2:00 p.m. (Eastern time) on any given Business Day, the Master Servicer is required to use commercially reasonable efforts to deposit such payments into the Collection Account within one (1) Business Day of receipt of such payments but, in any event, the Master Servicer is required to deposit such payments into the applicable Collection Account within two (2) Business Days of receipt of such payments) and (ii) to remit from the applicable Collection Account for deposit or credit on each Master Servicer Remittance Date all payments of any kind received with respect to and allocable to each Note, by wire transfer to accounts maintained by each Holder and designated to the Servicer in writing. Amounts on deposit in the Collection Account shall be applied at the times and for the purposes specified in the Servicing Agreement. If the Servicer holding or having distributed any amount received or collected in respect of any Note determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of such Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to another Holder, the Servicer or any other Person, then, notwithstanding any other provision of this Agreement, the Servicer shall not be required to distribute any portion thereof to the Holder of such Note, and such Holder, as applicable, shall promptly on demand repay to the Servicer the portion thereof which shall have been theretofore distributed to such Holder together with interest thereon at such rate, if any, as the Servicer shall have been required to pay to the Mortgage Loan Borrower, another Holder, the Servicer or such other Person with respect thereto, or, if the amount in question had been advanced by the Servicer, then with interest thereon at the Advance Rate. Each Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the Servicer. The Servicer shall have the right to offset any amounts due hereunder from a Holder, as applicable, with respect to the Mortgage Loan against any future payments due to such Holder under the Mortgage Loan, provided, that the obligations of each Holder under this Section 7 are separate and distinct obligations from one another and in no event shall the Servicer enforce the obligations of one Holder against another Holder. The obligations of each Holder under this Section 7 constitute absolute, unconditional and continuing obligations and the Servicer shall be deemed a third party beneficiary of these provisions.

The Servicer shall distribute (or cause to be distributed) to the Holders all payments due to the Holders in accordance with Section 3, Section 4 and Section 5 hereof; provided, that prior to calculating any amount of interest or principal due on such date to the Holders, the Servicer shall reduce the Note B Principal Balance (not below zero) by any Realized Principal Loss with respect to the Mortgage Loan (which such amount shall be applied to reduce the Note B-1 Principal Balance, the Note B-2 Principal Balance, the Note B-3 Principal Balance, the Note B-4 Principal Balance, the Note B-5 Principal Balance and the Note B-6 Principal Balance on a Pro Rata and

Pari Passu Basis), and after the Note B Principal Balance has been reduced to zero, the Servicer shall reduce the Note A Principal Balance (not below zero) by any Realized Principal Loss with respect to the Mortgage Loan.

8.                  Advances.

(a)                The parties acknowledge that the Master Servicer, the Special Servicer and/or the Trustee may make (and in certain circumstances, shall be required to make) Advances under the Lead Note A PSA, in which case interest may accrue on such Advances at the Advance Rate. The right of the Master Servicer, the Special Servicer and the Trustee to reimbursement for such Advances and interest accrued thereon is prior to the rights of the Holders to receive any distributions or amounts recovered with respect to the Mortgage Loan or the Mortgaged Property to the extent provided in this Agreement and the Lead Note A PSA.

(b)               Unless otherwise agreed between the parties hereto, no Note B Holder shall be entitled to any Note A Holder Advance made in respect of all or any portion of the debt service due on the Mortgage Loan.

(c)               Notwithstanding any other provisions contained herein or in the Servicing Agreement to the contrary, no Note B Holder shall be required to reimburse any Note A Holder or any other Person for a payment of any REMIC or grantor trust taxes or Advances therefor or interest accrued thereon at the Advance Rate or for deficits in other items of disbursement or income resulting from the use of funds for payment of REMIC or grantor trust taxes (other than such Holder’s pro rata share (based on its Percentage Interest) of taxes imposed in connection with the grantor trust created pursuant to this Agreement)), nor shall any disbursement or payment otherwise distributable to a Note B Holder be reduced to offset or make up any such payment or deficit or any fees payable to the Trustee or the Certificate Administrator under the Servicing Agreement.

9.                 Limitation on Liability. Subject to Section 20(e) hereof and the terms of the Servicing Agreement, no Holder shall have any liability to any other Holder with respect to such other Holder’s Note, except with respect to losses actually suffered due to the bad faith, gross negligence, willful misconduct or breach of this Agreement on the part of such Holder; provided, that nothing herein shall be deemed to contravene any provisions relating to liability of the Servicer or the Trustee under the Servicing Agreement. No Holder shall have any fiduciary responsibilities to any other Holder.

10.               Note Purchase Option; Cure Rights

(a)                       If the Mortgage Loan becomes and remains a Defaulted Mortgage Loan, upon written notice from the Lead Note A Holder (a “Purchase Option Notice”) of such occurrence (which Purchase Option Notice the Servicer shall give promptly to the Note B Holders, it being acknowledged and agreed that the Note B Holders shall have the right to notify the Servicer in writing at any time that the Mortgage Loan has become and remains a Defaulted Mortgage Loan, and in such event, the Servicer shall be deemed to have sent a Purchase Option Notice to the Note B Holders effective on the date of such written notice from the Note B Holders to the Servicer), Note B Holders shall have the right, subject to the last sentence of this Section 10(a), by written notice to the Lead Note A Holder (a “Note B Holder Purchase Notice”), given prior to the Purchase Option Cut-Off Date to purchase the entire Note A at the related Purchase Option Price.

In the case of an exercise of the purchase option by one or more Note B Holders, upon the delivery of the Note B Holder Purchase Notice to the Lead Note A Holder, the Note A Holders shall sell (and the applicable Note B Holders electing to purchase Note A pursuant to Section 20(e) below shall purchase) Note A (without recourse or warranty, except that each such selling Holder shall represent and warrant that it owns 100% of the economic and beneficial interests in its respective Note free and clear of liens, encumbrances and any participations therein) at the related Purchase Option Price on a date within the Purchase Option Consummation Window mutually designated by the applicable Note B Holders and such selling Holders. The applicable Note B Holders shall also pay all reasonable out-of-pocket costs and expenses of the Lead Note A Holder (and any Servicer or Trustee on its behalf) in connection with such purchase.

The applicable Purchase Option Price shall be calculated by the Servicer three (3) Business Days prior to the date upon which a Holder is to consummate the purchase described above (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon each Holder.

The right of the Note B Holders to exercise the purchase option hereunder shall automatically terminate upon the related Purchase Option Cut-Off Date, subject to the possibility that such right will be reinstated after the occurrence of the events described in clauses (1) or (3) in the definition of “Purchase Option Cut-Off Date” if another event which causes the Mortgage Loan to become a Defaulted Mortgage Loan subsequently occurs, or, in the case of an event described in clause (4) in the definition of “Purchase Option Cut-Off Date”, if the applicable Purchase Notice from the mezzanine lender is revoked or the right of the mezzanine lender to purchase the Mortgage Loan pursuant to such Purchase Notice shall otherwise terminate. Upon the consummation of a sale pursuant to the purchase option contemplated by this Section 10(a), the Lead Note A Holder (or the Servicer or Trustee on its behalf) shall deliver all original Mortgage Loan Documents and other applicable materials in its possession or in the possession of the other Note A Holders to the applicable Note B Holders. Notwithstanding the foregoing, if a Borrower Party holds any interest in Note B, the purchase option set forth in this Section 10(a) shall be exercisable by the remainder, if any, of the interest in Note B that is not so held.

(b)                      The Note B Holders (other than any such Holder that is a Borrower Party) shall have the right (but not the obligation) to cure a monetary Event of Default or a non-monetary Event of Default; provided, that if one or more Note B Holders elects to cure any Event of Default, the Event of Default must be cured, in the case of a monetary Event of Default, within ten (10) Business Days of the later to occur of the expiration of the Mortgage Loan Borrower’s cure period, if any, and receipt of the first notice of such Event of Default, and in the case of a non-monetary Event of Default, thirty (30) days following the later to occur of the expiration of the Mortgage Loan Borrower’s cure period, if any, and receipt of the first notice of such Event of Default; provided if such non-monetary Event of Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by one or more Note B Holders electing to cure such Event of Default pursuant to Section 20(e), such Note B Holders shall be given an additional period of time as reasonably necessary to enable such Note B Holders in the exercise of due diligence to cure such non-monetary Event of

Default for so long as (i) such Note B Holders diligently and expeditiously proceed to cure such non-monetary Event of Default, (ii) such Note B Holders make all cure payments, if any, that they are permitted to make in accordance with the terms and provisions of this clause (b) (exclusive of any default interest, late fees and/or late charges), (iii) such additional period of time does not exceed ninety (90) days, (iv) such non-monetary Event of Default is not caused by an insolvency proceeding of the Mortgage Loan Borrower, operating lessee or any other obligor under the Loan Agreement and an insolvency proceeding of the Mortgage Loan Borrower, operating lessee or any other obligor under the Loan Agreement does not occur during such cure period and (v) there is no material impairment to the value, use or operation of the Mortgaged Property taken as a whole, or the value of the Mortgage Loan, as reasonably determined by Servicer in good faith as a result of such non-monetary default or the attempted cure (or, if so determined by Servicer, such material impairment is not remedied by such Note B Holders within thirty (30) days of the date Servicer notifies the Note B Holders of such determination) (each such cure right, the “Cure Right” and the exercise of such right, a “Cure Event”); provided the right to cure such Event of Default shall be limited as follows: (i) there shall not be more than six Cure Events over the life of the Mortgage Loan, (ii) there shall not be more than six consecutive Cure Events and (iii) there shall not be more than six Cure Events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual Cure Event shall, in the event of a delinquent Scheduled Payment, terminate on the date that such payment is made unless a Note A has been securitized, in which case it shall terminate on the next Payment Date. If any Note B Holders elect to exercise a Cure Right, such Note B Holders shall make the applicable cure payment as directed by the Lead Note A Holder (or the Servicer on its behalf), and each such cure payment shall include all Costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the Note A Holders (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a non-recoverable advance) and any interest charged thereon at the Advance Rate, and any unpaid Special Servicing Fees with respect to the Mortgage Loan) related to the Event of Default and incurred during the period of time from such Event of Default until such cure payment is made. The right of the applicable Note B Holders to reimbursement of any cure payment shall be as set forth in Section 3 and Section 4, as applicable. So long as an Event of Default exists that is being cured by Note B Holders pursuant to this Section 10(b) and the cure period has not expired and the Note B Holders are permitted to cure under the terms of this Section 10(b), the Note A Holders, the Servicer and the Trustee shall not treat such default as a default or a Triggering Event of Default for purposes of (i) accelerating the Mortgage Loan, (ii) modifying, amending or waiving any provisions of the Mortgage Loan Documents, (iii) commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property or enforcing any other rights or remedies under the Mortgage Loan Documents, (iv) treating the Mortgage Loan as a Specially Serviced Mortgage Loan or (v) Section 3 or Section 4 hereof; provided, that such limitations shall not prevent the Lead Note A Holder, the Servicer or the Trustee from sending notices of the default to the Mortgage Loan Borrower or any related guarantor or making demands on the Mortgage Loan Borrower or any related guarantor or from collecting default interest or late payment charges from the Mortgage Loan Borrower. Additional Cure Events shall only be permitted with the consent of each Holder.

11.              Additional Understanding. For as long as the Mortgage Loan remains outstanding:

(a)                Financial Statements Etc. Promptly upon receipt thereof (but not later than ten (10) Business Days after receipt), the Servicer shall provide each Holder copies of each financial statement and any other reports, notices or other documents or deliverables delivered to the Servicer or Note A Holders pursuant to the terms of the Mortgage Loan Documents or the Mezzanine Intercreditor Agreement. Subject to the terms of the Mortgage Loan Documents, promptly upon receipt thereof, so long as such Holder is not a Borrower Party, the Servicer shall also deliver to such Holder copies of any other documents relating to the Mortgage Loan (to the extent in the Servicer’s or Note A Holder’s possession), including, without limitation, all written notices, property inspection reports and loan servicing statements. Upon the request of the Controlling Holder, the Lead Note A Holder (or the Servicer acting on its behalf) shall request additional financial reporting and other items as may be requested pursuant to the Mortgage Loan Documents or the Mezzanine Intercreditor Agreement, and promptly deliver the same to the Controlling Holder upon its receipt of the same from the Mortgage Borrower or mezzanine lender, as applicable.

(b)                  Copies. Any copies of financial statements, reports or statements to be furnished by a Servicer under this Agreement may be furnished by hard copy or electronic means.

12.              Representations. Each of the Initial Note A Holder and each Initial Note B Holder hereby represents and warrants as of the date hereof that:

(a)                Such Holder is duly organized, validly existing and in good standing as a legal entity under the laws of its jurisdiction of organization;

(b)               The execution and delivery of this Agreement by such Holder, and the performance of, and compliance with, the terms of this Agreement by such Holder, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affects its ability to carry out the transactions contemplated by this Agreement;

(c)                Such Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(d)               This Agreement is its legal, valid and binding obligation, enforceable against such Holder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)                Such Holder has the right to enter into this Agreement without the consent of any third party which has not yet been obtained;

(f)                Such Holder is holding its Note for its own account in the ordinary course of its business;

(g)               Such Holder has not dealt with any broker, investment banker, agent or other person that is entitled to any commission or compensation in connection with the execution and delivery of this Agreement; and

(h)               Such Holder is a Qualified Institutional Lender.

13.              Independent Analyses of the Note B Holders. Each Note B Holder acknowledges that it has, independently and without reliance upon any Note A Holder and based on such documents and information as such Holder has deemed appropriate, made its own credit analysis and decision to purchase its Note. Except as respectively set forth in each of those certain Assignment and Acceptances, dated as of June 3, 2021, by and between MSMCH and each Note B Holder that is party thereto, each of the Note B Holders hereby acknowledges that the Note A Holders have not made any representations or warranties with respect to the Mortgage Loan and that the Note A Holders shall have no responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each of the Note B Holders assumes all risk of loss in connection with the portion of Note B held by it (i.e., Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 and Note B-6, as applicable) for reasons other than gross negligence, willful misconduct or breach of this Agreement by the Note A Holders or Agent or the or negligence, willful misconduct or bad faith or breach of the Servicing Agreement by the Servicer or the Trustee.

14.              No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the Agent, the Note A-1 Holder (or the Servicer or Trustee on its behalf), any Non-Lead Note A Holder (nor any Non-Lead Note Master Servicer, Non-Lead Note Special Servicer or Non-Lead Note Trustee on its behalf) and the Note B Holders as a partnership, association, joint venture or other entity. None of the Holders (nor any Servicer, Trustee, Non-Lead Note Master Servicer, Non-Lead Note Special Servicer or Non-Lead Note Trustee on behalf of a Note A Holder) shall have any obligation whatsoever to offer to any other party the opportunity to purchase notes or interests relating to any future loans originated by either party or their respective Affiliates, and if any such party chooses to offer to another party the opportunity to purchase notes or interests in any future mortgage loans originated by it or its Affiliates, such offer shall be at such purchase price and interest rate as the applicable party chooses in its sole and absolute discretion. No Holder shall have any obligation whatsoever to purchase from another Holder any notes or interests in any future loans originated by another Holder or any of its Affiliates.

15.              Not a Security. None of the Notes shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

16.              Transfer of Notes.

(a)                Each Holder may Transfer forty-nine percent (49%) or less in the aggregate (in one or more transactions) of its beneficial interest in its Note, whether or not the related transferee is a Qualified Institutional Lender without the consent or approval of the other Holder, the Servicer or any other Person, provided that any such Transfer shall be made in accordance with the conditions in the second succeeding sentence below. No Holder shall Transfer more than forty-nine percent (49%) (in one or more transactions) of its beneficial interest in its Note, unless, with respect to the Transfer of the interest in excess of forty-nine percent (49%), (i) the other Holder has consented (which consent shall not be unreasonably withheld, conditioned, or delayed) to such Transfer (and the transferring Holder shall have paid all reasonable out-of-pocket costs and expenses of the non-transferring Holder in connection with obtaining any such consent), in which case the related transferee shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this agreement, or (ii) such Transfer is to a Qualified Institutional Lender, provided any such Transfer made pursuant to clauses (i) or (ii) of this sentence shall be made in accordance with the conditions in the next sentence of this Section 16(a). Each Holder agrees that each Transfer to be made by it under clauses (a) or (b) of this Section 16 is subject to the following conditions: (i) all such Transfers shall be made upon at least three (3) Business Days’ prior written notice to the other Holder, (ii) a transferee of any interest in such Note shall (x) other than in the case of a participation interest (which shall be subject to Section 16(b) below), execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the transferring Holder hereunder with respect to the transferred Note from and after the date of such assignment (or, in the case of a pledge, collateral assignment or other encumbrance by the transferring Holder of its Note solely as security for a loan to such transferring Holder, made by a third-party lender whereby the transferring Holder remains fully liable under this Agreement, such third party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the transferring Holder hereunder on and after the date on which such lender succeeds to the rights of the transferring Holder hereunder by foreclosure or otherwise) and (y) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions of Section 2 and (iii) the proposed transferee remakes each of the representations and warranties contained herein for the benefit of the other Holder (other than the representation that the transferee is a Qualified Institutional Lender for transfers made pursuant to subsection (i) of the second sentence of this Section 16(a)). Notwithstanding anything to the contrary contained herein, no Holder shall in any event Transfer all or any portion of its Note to a Borrower Party unless the other Holder has consented to such Transfer, and any such Transfer without having obtained such prior consent shall be void ab initio. Upon the consummation of a Transfer of all or any portion of a Note, the transferring Person shall be released from all liability arising under this Agreement with respect to such Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in a Note as described in clause (b) below).

(b)               In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) the obligations of the Holder of such Note under this Agreement shall remain unchanged, (ii) such Holder shall remain solely responsible for the performance of such obligations, and (iii) the non-transferring Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Holder in connection with its rights and obligations under this Agreement and the Servicing Agreement, and all amounts payable hereunder shall be determined as if such Holder had not sold such Note interest; provided, that if the applicable participant is a Qualified Institutional Lender (and delivers to the non-transferring Holder a certification from an authorized officer confirming its status as a Qualified Institutional Lender), then, the transferring Holder by written notice to the non-transferring Holder, may delegate to such participant such transferring Holder’s right (if any) to exercise the rights of the Controlling Holder hereunder and under the Servicing Agreement.

17.              Pledge. Notwithstanding anything to the contrary contained herein, a Holder may pledge, transfer, collaterally assign or otherwise encumber (a “Pledge”) its Note or any interest therein to any entity (other than any Borrower Party) which has extended a credit facility to such Holder and that is (i) a Qualified Institutional Lender, (ii) a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency or (iii) a Qualified Conduit Lender (each such entity, a “Pledgee”), on terms and conditions set forth in this Section 17, it being further agreed that a financing provided by a Pledgee to such pledging Holder or any person that Controls such Holder that is secured by such Holder’s interest in its Note and is structured as a repurchase arrangement, shall constitute a “Pledge” hereunder; provided all applicable terms and conditions of this Section 17 are complied with; provided, further, that a Pledgee of Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 or Note B-6 that is not a Qualified Institutional Lender may not take title to the related Note after the Note A Securitization Date without the prior written consent of the Lead Note A Holder; provided, further, that no Pledgee may take title to a Note without satisfying the requirements for transfer set forth in Section 16 and this Section 17. Upon written notice by the pledging Holder to the non-pledging Holder and the Servicer that a Pledge has been effected (including the name and address of the applicable Pledgee), the Servicer shall agree: (i) to give the Pledgee written notice of any default by the pledging Holder in respect of its obligations under this Agreement of which default the Servicer has actual knowledge and which notice shall be given simultaneously with the giving of such notice to the pledging Holder; (ii) to allow such Pledgee a period of ten (10) days to cure a default by the pledging Holder in respect of its obligations to the non-pledging Holder hereunder, but such Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement or the Servicing Agreement, if the pledging Holder had the right to consent to such amendment, modification, waiver or termination pursuant to the terms hereof or the Servicing Agreement, as applicable, shall be effective against such Pledgee without the written consent of such Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to be given if Pledgee shall fail to respond to any request for consent to any such amendment, modification, waiver or termination within 10 days after request therefor; (iv) that the Servicer shall give to such Pledgee copies of any notice of default under the Mortgage Loan simultaneously with the giving of same to the pledging Holder and accept any cure thereof by such Pledgee which such pledging Holder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Holder; (v) that the Servicer shall deliver to Pledgee such estoppel certificate(s) as Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to the Servicer; and (vi) that, upon written notice (a “Redirection Notice”) to the non-pledging Holder and the Servicer by such Pledgee that the pledging Holder is in default, beyond any applicable cure periods with respect to the pledging Holder’s obligations to such Pledgee pursuant to the applicable credit agreement or repurchase agreement, as applicable, between the pledging Holder and such Pledgee (which notice need not be joined in or confirmed by the pledging Holder), and until such Redirection Notice is withdrawn or rescinded by such Pledgee, Pledgee shall be entitled to receive any payments that the Servicer would otherwise be obligated to pay to the pledging Holder from time to time pursuant to this Agreement or the Servicing Agreement. Any pledging Holder hereby unconditionally and absolutely releases the non-pledging Holder and the Servicer from any liability to the pledging Holder on account of the Servicer’s or non-pledging Holder’s compliance with any Redirection Notice believed by the Servicer or the non-pledging Holder, as applicable, to have been delivered by a Pledgee. A Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Holder to such Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Servicer shall recognize such Pledgee (and any transferee (other than any Borrower Party) which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Pledgee or any transfer in lieu of foreclosure), and its successor and assigns that are Qualified Institutional Lenders, as the successor to the pledging Holder’s rights, remedies and obligations under this Agreement, and any such Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Pledgee) and agree to be bound by the terms and provisions of this Agreement. The rights of a Pledgee under this Section 17 shall remain effective as to the non-pledging Holder (and the Servicer) unless and until such Pledgee shall have notified such non-pledging Holder (and the Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

18.              Other Business Activities of the Holders. Each Holder acknowledges that each other Holder and/or any of its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Borrower Party and/or any entity that is a holder of debt secured by direct or indirect ownership interests in any Borrower Party or any entity that is a holder of a preferred equity interest in any Borrower Party, and receive payments on such other loans or extensions of credit to any Borrower Party and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

19.              Exercise of Remedies by the Servicer.

(a)                Subject to Section 20 of this Agreement, and except as otherwise provided in this Agreement or the Servicing Agreement and subject to the applicable limitations set forth in this Agreement or the Servicing Agreement, the Servicer (or other party entitled in accordance with the Servicing Agreement to act on behalf of the Holders) shall have the sole and exclusive authority with respect to the administration of, and exercise of all rights and remedies with respect to, the Mortgage Loan granted under this Agreement or the Servicing Agreement, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Mortgage Loan Documents, (ii) consent to any action or failure to act by the Mortgage Loan Borrower or any party to the Mortgage Loan Documents, (iii) vote all claims with respect to the Mortgage Loan in any bankruptcy, insolvency or other similar proceedings and (iv) take legal action to enforce or protect the Holders’ interests with respect to the Mortgage Loan or to refrain from exercising any powers or rights under the Mortgage Loan Documents, including the right at any time to declare or waive any Events of Default, or accelerate or refrain from accelerating the Mortgage Loan or institute any foreclosure action, and subject to the terms and conditions of this Agreement, including, without limitation, Section 20 hereof, the Non-Lead Note A Holders and the Note B Holders shall not have any voting, consent or other rights whatsoever with respect to the Servicer’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan on behalf of the Note A Holders. Subject to the terms and conditions of the Servicing Agreement, and subject to the terms and conditions of Section 10(b) hereof, the Servicer on behalf of the Note A Holders shall have the sole and exclusive authority to make servicing advances with respect to the Mortgage Loan. Except as otherwise provided in this Agreement, each of the Non-Lead Note A Holders and the Note B Holders agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Servicer (or other party entitled in accordance with the Servicing Agreement to act on behalf of the Holders), the rights, if any, that such Holder has (A) to declare or cause the Lead Note A Holder or the Servicer to declare an Event of Default under the Mortgage Loan, (B) to exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Note A Holders or the Servicer to file any bankruptcy petition against the Mortgage Loan Borrower or (C) to vote any claims with respect to the Mortgage Loan in bankruptcy, insolvency or similar type of proceeding of the Mortgage Loan Borrower. Each of the Non-Lead Note A Holders and the Note B Holders shall, from time to time, execute such documents as the Lead Note A Holder or the Servicer shall reasonably request to evidence such assignment with respect to the rights described in clause (iii) of the first sentence in this Section 19(a). Each of the Non-Lead Note A Holders and the Note B Holders acknowledge that the Servicer on behalf of the Lead Note A Holder may in its sole discretion (subject to the terms of this Agreement, the Mortgage Loan Documents and the Servicing Agreement) exercise, or omit to exercise, any rights that the Servicer on behalf of the Note A Holders may have under this Agreement or the Servicing Agreement in a manner that may be adverse to the interests of the Non-Lead Note A Holders or Note B Holders, and that the Servicer on behalf of Note A Holders shall have no liability whatsoever to the Non-Lead Note A Holders or the Note B Holders (or a servicer on their behalf), other than as set forth in Section 9 hereof, in connection with exercise of rights by the Servicer on behalf of the Note A Holders or any omission by the Servicer on behalf of the Note A Holders to exercise such rights. The foregoing provisions of this Section 19(a) shall not limit the right of a Note B Holder or any Affiliate thereof to be the Special Servicer or to exercise its rights as Controlling Holder under this Agreement or any comparable rights of any Holder of Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 or Note B-6, as applicable, under the Servicing Agreement. Each of the Note B Holders expressly and irrevocably waives for itself and any Person claiming through or under such Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law that purports to give a junior noteholder, mortgagee or loan participant the right to initiate any loan enforcement or foreclosure proceedings.

(b)               Notwithstanding anything to the contrary contained herein, the exercise by the Lead Note A Holder (or the Servicer or the Trustee on its behalf) of its rights under this Section 19 shall be subject in all respects to any section of the Servicing Agreement governing REMIC administration, and in no event shall the Lead Note A Holder (or the Servicer or the Trustee on its behalf) be permitted to take any action or refrain from taking any action which would violate the laws of any applicable jurisdiction, breach the Mortgage Loan Documents or be inconsistent with the Servicing Standard or violate any other provisions of the Servicing

Agreement or this Agreement or cause the arrangement evidenced hereby not to be treated as a “grantor trust” for federal income tax purposes.

(c)                The Lead Note A Holder (or the Servicer or the Trustee on its behalf) shall exercise such rights and powers described in this Section 19 on the understanding that the Lead Note A Holder (or the Servicer or the Trustee on its behalf) shall administer the Mortgage Loan in a manner consistent with the Servicing Agreement and this Agreement. Without limiting the generality of the foregoing, the Lead Note A Holder (or the Servicer or the Trustee on its behalf) may rely on the advice of legal counsel, accountants and other experts (hired by the Lead Note A Holder (or the Servicer or the Trustee on its behalf)) and upon any written communication or telephone conversation which the Lead Note A Holder or such Servicer or Trustee believes to be genuine and correct or to have been signed, sent or made by the proper Person.

(d)               Upon the Mortgage Loan becoming a Defaulted Mortgage Loan, the Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder) shall have the authority to sell all of Note A subject to the Note B Holders purchase option right set forth in Section 10(a) and the terms and conditions of Section 16(a) (and, if any of the Note B Holders consents to the inclusion of its respective Note B in such a sale as described below, such Note B) together in accordance with the terms of the Lead Note A PSA. The Non-Lead Note A Holder (and, if any of the Note B Holders have consented to the inclusion of its respective Note B in such a sale as described below, each of such Note B Holders) hereby appoints the Lead Note A Holder as its agent, and grants to the Lead Note A Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Note. The Non-Lead Note A Holder (and, if any of the Note B Holders have consented to the inclusion of its respective Note B in such a sale as described below, each of such Note B Holders) agrees that, upon the request of the Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder), such Note Holder shall execute and deliver to or at the direction of Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder) such powers of attorney or other instruments as the Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder) may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver any related original documentation evidencing its Note (endorsed in blank if necessary) to or at the direction of the Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder) in connection with the consummation of any such sale. Any individual Note B shall be included in such an offer and sale only if the applicable Note B Holder affirmatively consents in writing thereto not later than thirty (30) days following the Purchase Option Notice described in Section 10(a).

20.              Certain Powers of the Controlling Holder.

(a)                The Servicer shall consult with and obtain the prior written consent of the Controlling Holder with respect to any Major Decision. Notwithstanding anything in this Agreement or the Servicing Agreement to the contrary, prior to taking any action constituting a Major Decision:

(i)                Solely with respect to any Category I Major Decision, and without otherwise limiting the terms and provisions of this Section 20(a), the Servicer shall send the Controlling Holder a written notice (the “Category I First Notice”) in capitalized, bold-faced 14-point type containing the following statement at the top of the first page: “THIS IS A REQUEST FOR A CATEGORY I MAJOR DECISION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED CATEGORY I MAJOR DECISION WITHIN SEVEN (7) BUSINESS DAYS, THE SERVICER OR THE SPECIAL SERVICER, AS THE CASE MAY BE, SHALL DELIVER A SECOND REQUEST FOR CATEGORY I MAJOR DECISION APPROVAL,” and shall additionally send a copy of such notice via e-mail to each Approval E-Mail Address with the subject line in capitalized type: “CATEGORY I MAJOR DECISION REQUEST - SUBJECT TO DEEMED APPROVAL”.

(ii)                Solely with respect to a Category I Major Decision, if the Controlling Holder fails to either approve or reject said Category I Major Decision within such seven (7) Business Day period after receipt of the Category I First Notice, and having been provided with all reasonably requested information with respect thereto, the Servicer shall send the Controlling Holder a second written notice (the “Category I Second Notice”) in capitalized, bold-faced 14-point type containing the following statement at the top of the first page: “THIS IS A SECOND REQUEST FOR CATEGORY I MAJOR DECISION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED CATEGORY I MAJOR DECISION WITHIN THREE (3) BUSINESS DAYS, SUCH CATEGORY I MAJOR DECISION WILL BE DEEMED APPROVED BY THE CONTROLLING HOLDER,” and additionally shall send a copy of such notice to each Approval E-Mail Address with the subject line in capitalized type: “CATEGORY I MAJOR DECISION REQUEST - SUBJECT TO DEEMED APPROVAL”. The third (3rd) Business Day after the date on which the Controlling Holder received the Category I Second Notice, and was provided with all reasonably requested information with respect thereto, is hereinafter referred to as the “Category I Reply Deadline”

(iii)               With respect to any Major Decision other than a Category I Major Decision, the Servicer shall send the Controlling Holder a written notice (the “First Notice”) in capitalized, bold-faced 14-point type containing the following statement at the top of the first page: “THIS IS A REQUEST FOR MAJOR DECISION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED MAJOR DECISION WITHIN TEN (10) BUSINESS DAYS, THE SERVICER OR THE SPECIAL SERVICER, AS THE CASE MAY BE, SHALL DELIVER A SECOND REQUEST FOR MAJOR DECISION APPROVAL,” and shall additionally send a copy of such notice via e-mail to each Approval E-Mail Address with the subject line in capitalized type: “MAJOR DECISION REQUEST - SUBJECT TO DEEMED APPROVAL”.

(iv)               If the Controlling Holder fails to either approve or reject said Major Decision within such ten (10) Business Day period after receipt of the First Notice, and having been provided with all reasonably requested information with respect thereto, the Servicer shall send the Controlling Holder a second written notice (the “Second Notice”) in capitalized, bold faced 14 point type containing the following statement at the top of the first page: “THIS IS A SECOND REQUEST FOR MAJOR DECISION APPROVAL. IF

THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED MAJOR DECISION WITHIN FIVE (5) BUSINESS DAYS, SUCH MAJOR DECISION WILL BE DEEMED APPROVED BY THE CONTROLLING HOLDER,” and additionally shall send a copy of such notice to each Approval E-Mail Address with the subject line in capitalized type: “MAJOR DECISION REQUEST - SUBJECT TO DEEMED APPROVAL”. The fifth (5th) Business Day after the date on which the Controlling Holder’s received the Second Notice, and was provided with all reasonably requested information with respect thereto, is hereinafter referred to as the “Reply Deadline”.

(v)               If the Controlling Holder has not acknowledged receipt of any Second Notice or any Category I Second Notice, as the case may be, within two (2) Business Days after delivery of such Second Notice or Category I Second Notice, as applicable, the Servicer shall re-forward the e-mailed copy of such Second Notice or Category I Second Notice, as applicable, to each Approval E-Mail Address and shall telephone each Approval Party at the telephone number provided in Section 29 (as updated from time to time in accordance with Section 29) and request a written reply to such Second Notice or Category I Second Notice, as applicable, by no later than the Reply Deadline, or the Category I Reply Deadline, as applicable.

(vi)               If the Controlling Holder fails to either approve or reject a Major Decision by no later than the Reply Deadline or the Category I Reply Deadline, as applicable, then the Controlling Holder’s approval shall be deemed to have been given as to such Major Decision.

Furthermore, the Servicer shall be required (subject to the Servicer’s prevailing duties under Section 20(e)) to deliver to the Directing Certificateholder (if and for as long as the Lead Note A is held by the Trust) reasonable (as determined by the Servicer) prior notice of any final decision with respect to any Major Decision, together with the information then in the possession of the Servicer (other than correspondence with or information furnished by or on behalf of the Controlling Holder) and obtained or prepared by the applicable Servicer in connection with such proposed action.

On and after the Note A Securitization Date, and solely while any Note A is included in a Securitization, notwithstanding the foregoing provisions of this Section 20(a), if the Servicer reasonably determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Holders (as a collective whole), the Servicer may take any such action without waiting for the Controlling Holder’s response.

Upon reasonable request, the Lead Note A Holder shall provide, or cause the Special Servicer to provide, the Controlling Holder with any information in the possession of the Note A Holders or the Special Servicer with respect to such matters, including, without limitation, its reasons for a proposed action.

The Lead Note A Holder or the applicable Servicer shall notify the Holders of any release or substitution of collateral for the Mortgage Loan even if such release or substitution is in accordance with the Mortgage Loan; provided, however, that no such release or substitution of collateral shall be effected except in accordance with the terms of this Agreement.

Any amounts funded by any Servicer or Trustee on behalf of any Holder pursuant hereto, under the Mortgage Loan Documents as a result of (1) the making of any protective Advances or (2) interest accruals or accretions and any compounding thereof (including default interest) with respect to the Note shall not at any time be deemed to contravene this subsection.

(b)               Appraisal Reductions shall be allocated to reduce first, the Note B Principal Balance (and, correspondingly, the Note B-1 Principal Balance, the Note B-2 Principal, the Note B-3 Principal Balance, the Note B-4 Principal Balance, the Note B-5 Principal Balance and the Note B-6 Principal Balance on a Pro Rata and Pari Passu Basis), and second, the Note A Principal Balance (and, correspondingly, the Note A-1 Principal Balance, the Note A-2 Principal, the Note A-3-1 Principal Balance, the Note A-3-2 Principal Balance and the Note A-4 Principal Balance on a Pro Rata and Pari Passu Basis), in each case up to the outstanding amount thereof, for purposes of determining the identity of the Controlling Holder. The Special Servicer shall give written notice to the Controlling Holder of any Appraisal Reductions calculated with respect to the Mortgage Loan and any allocation thereof to reduce the Principal Balance of such Holder.

(c)               Notwithstanding the foregoing, the Controlling Holder shall be entitled to avoid a Control Appraisal Event caused by application of an Appraisal Reduction upon satisfaction of the following (which must be completed within thirty (30) days of the later of (i) receipt of a third party Appraisal (or an update thereto) that indicates such Control Appraisal Event has occurred and (ii) notice from the Servicer that a Control Appraisal Event has occurred): (i) such Controlling Holder shall have delivered as a supplement to the Appraised Value of the Mortgaged Property ((A) and (B) below, the “Threshold Event Collateral”), in the amount specified in clause (ii) below, to be held by or on behalf of the Master Servicer or the Special Servicer (in each case together with documentation reasonably acceptable to the Master Servicer or the Special Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Trust in such collateral) in the form of either or both (A) cash collateral for the benefit of the Trustee, and acceptable to the Master Servicer or the Special Servicer, as the case may be, or (B) an unconditional and irrevocable standby letter of credit payable on sight demand (with the Trustee as beneficiary), in form acceptable to the Master Servicer or Special Servicer, as the case may be, issued by a domestic bank or other financial institution the long term unsecured debt obligations of which are rated at least “AA” by S&P and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P and “P-1” by Moody’s, and (ii) the Threshold Event Collateral shall be in an aggregate amount which, when added to the Appraised Value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Event not to occur. If the requirements of this paragraph are satisfied by the Controlling Holder (a “Threshold Event Cure”), no Control Appraisal Event caused by application of an Appraisal Reduction shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Holder shall (x) renew such letter of credit not later than 30 days prior to expiration thereof or replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than 45 days from the date of substitution and (y) if the long or short term ratings of the letter of credit provider fall below the minimum requirements provided above, replace such letter of credit within 30 days of such downgrade with a replacement letter from an issuer meeting the rating requirements; provided, that, if a letter of credit is not renewed prior to 30 days prior to the expiration date of such letter of credit or replaced within 30 days of such downgrade, the letter of credit shall provide that the Master Servicer or the Special Servicer, as the case may be, may (and at the direction of the applicable Controlling Holder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the Appraised Value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Event from occurring; or (ii) the occurrence of a Final Recovery Determination. If the Appraised Value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Event without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Holder, the Threshold Event Collateral (or such portion thereof) held by the Trustee, the Master Servicer or the Special Servicer shall promptly be returned to such Controlling Holder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse the Holders for any realized loss with respect to the Mortgage Loan in accordance with the priorities set forth in Section 3 or 4 above, as applicable, after application of the net proceeds of liquidation, not in excess of the Note A Principal Balance or the Note B Principal Balance, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other Costs reimbursable under this Agreement and under the Servicing Agreement, and to the extent not so utilized, such Threshold Event Collateral shall be returned to the Holder that posted such Threshold Event Collateral. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions, and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the Holder that posted such Threshold Event Collateral, who shall be taxable on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Event.

(d)               The Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Lead Note A PSA. If at any time an Appraisal Reduction exists that would result in a Control Appraisal Event, or at any time after the delivery of Threshold Event Collateral pursuant to clause (c) above, the Note B Holders shall have the right, at their own cost, to obtain and deliver, or direct the Servicer (or Special Servicer, as the case may be) to obtain and deliver, to the Servicer, such Holder and the Trustee (if applicable) one additional appraisal as between all of the Note B Holders (a “Supplemental Appraisal”) that satisfies the requirements for any such appraisal as set forth in the Servicing Agreement. After the first Supplemental Appraisal, if there is a material change with respect to the Mortgaged Property related to the applicable Appraisal Reduction, such Holders will have the right, at their own cost, to request, in writing, that the Special Servicer obtain an additional Supplemental Appraisal, which request shall set forth its belief of what constitutes a material change to the Mortgaged Property (including any related documentation). Only one (1) Supplemental Appraisal of the Mortgaged Property may be requested by such Holder within the same six (6) month period. Upon receipt of a Supplemental Appraisal, the Servicer (or Special Servicer, as the case may be) shall recalculate the Appraisal Reduction in respect of the Mortgage Loan based on such Supplemental Appraisal and shall notify the Trustee (if applicable), the Master Servicer (if applicable) and such Holder of such recalculated Appraisal Reduction. If, as a result of such calculation based on a Supplemental Appraisal, a Control Appraisal Event then in effect shall no longer exist, then Note B shall be reinstated as the Control Note. Until such time as such Supplemental Appraisal is obtained by the Special Servicer and the recalculation of the Appraisal Reduction has been made (it being agreed that such recalculation shall be done no later than three (3) Business Days following receipt of such Supplemental Appraisal), the original Control Appraisal Event shall remain in effect (subject to clause (c) above).

(e)               The terms “Controlling Holder” and “Control Note” shall mean as of any date of determination, the Note B Holders and Note B, unless (i) a Control Appraisal Event has occurred, or (ii) with respect to any Note B, if the Holders of such Note B is a Borrower Party, in which case the “Controlling Holder” and “Control Note” shall be the Lead Note A Holder and Lead Note A, respectively. Notwithstanding anything to the contrary herein, if the Note A Principal Balance has been irrevocably reduced to zero and all other amounts owed to the Note A Holders have been irrevocably paid to the Note A Holders pursuant to application of distributions pursuant to Sections 3, 4 and/or 5 hereof, as the case may be, “Controlling Holder” and “Control Note” shall mean the Note B Holders and Note B and thereafter no change in the Controlling Holder shall be effected by reason of a Control Appraisal Event.

If more than one Person shall hold a direct interest in any of Note A-1, Note A-2, Note A-3-1, Note A-3-2, Note A-4, Note B-1, Note B-2, B-3, Note B-4, Note B-5 or Note B-6, individually, the holder(s) of more than fifty percent (50%) of the direct Percentage Interest of such individual Note shall designate by written notice to the other Holders one of such Persons (with respect to such individual Note, the “Majority Individual Note Holder”) to act on behalf of all such Persons holding an interest in such individual Note. The Majority Individual Note Holder with respect to any individual Note shall have the sole right to receive any notices which are required to be given or which may be given to the Holder of such individual Note pursuant to this Agreement and to exercise the rights and power given to the Holder of such individual Note hereunder subject to Section 10 and this Section 20 of this Agreement; provided, that until the Majority Individual Note Holder has been so designated, the last Person known to the other Holder and the Servicer to hold more than a fifty percent (50%) direct Percentage Interest in such individual Note shall be deemed to be the Majority Individual Note Holder with respect to such individual Note. Once the Majority Individual Note Holder has been designated hereunder with respect to an individual Note, the other Holders shall be entitled to rely on such designation until it has received written notice from the holder(s) of more than 50% of the direct Percentage Interest of such individual Note of the designation of a different Person to act as the Majority Individual Note Holder with respect thereto.

If more than one Person shall hold a direct interest in Note B, the vote of the holder(s) of more than fifty percent (50%) of the Percentage Interest of Note B (the “Required Note B Holders”) shall be required to authorize the exercise of any right on the part of the Note B Holders acting as Controlling Holder or otherwise acting collectively as the Note B Holders. Note A Holders shall be entitled to rely on any written notice from the Required Note B Holders acting as Controlling Holder or otherwise acting collectively as the Note B Holders. If more than one Note B Holder shall elect to participate in any Cure Event, the purchase of Note A pursuant to Section 10, the posting of any Threshold Event Collateral, the making of any Note

B Holder Advance, or the ordering of any Supplemental Appraisal, each participating Note B Holder shall pay or post its respective portion of the applicable amount, or acquire its respective interest in the Note A, as the case may be, in each case on a pro rata and pari passu basis calculated in proportion to the Principal Balance of its Note relative to the Percentage Interest of all Notes held by Holders that are participating in the applicable cure or purchase.

If any Borrower Party owns the entirety or a majority of any Note, then such Note shall not qualify as the Control Note. If any Borrower Party owns less than a majority of the Control Note, then for purposes of determining the Controlling Holder, the ownership interest of such Borrower Party shall be deemed to be zero, and the owners of more than fifty percent (50%) of the remaining interests in such Note shall be deemed to be the Holder of such Note. No reference set forth in this Agreement to the ownership of any interest in a Note by any Borrower Party shall be construed to limit Section 16(a) of this Agreement. In no event may any Borrower Party be the Controlling Holder.

(f)                Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Holder, as contemplated by Section 20(a) hereof, may (and Agent, the Lead Note A Holder and any Servicer shall ignore and act without regard to any such advice, direction or objection that Agent, the Lead Note A Holder or a Servicer has determined, in its reasonable, good faith judgment, will) require or cause Agent, the Lead Note A Holder or Servicer to violate any provision of this Agreement, the Mortgage Loan Documents, the Mezzanine Intercreditor Agreement, or the Servicing Agreement (and, on and after the Note A Securitization Date, and solely while any Note A is included in such Securitization, including any REMIC provisions), including each Servicer’s obligation to act in accordance with the Servicing Standard.

(g)               No Controlling Holder shall have any liability to the Trustee, the Servicer, the Special Servicer, any certificateholder in a Securitization, the Agent or any other Holder for any action taken, or for refraining from the taking of any action or the giving or withholding of any consent or approval (including, without limitation, any Major Decision that is deemed approved pursuant to Section 20(a) above) or for errors in judgment; provided, that the Controlling Holder will not be protected against any liability which would otherwise be imposed by reason of bad faith, willful misconduct or gross negligence or breach of this Agreement on the part of such party. By its acceptance of a Note, each Holder shall be deemed to have confirmed its understanding that (i) a Controlling Holder may take or refrain from taking actions (or give or withhold any consent or approval) that favor its interests or those of its affiliates over those of any other Holder, (ii) a Controlling Holder may have special relationships and interests that conflict with the interest of another Holder and shall be deemed to have agreed to take no action against a Controlling Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii) no Controlling Holder shall be liable by reason of its having acted or refrained from acting (or having given or withheld any consent or approval) solely in its interest or in the interest of its affiliates.

(h)               Subject to the terms of the applicable Servicing Agreement, the Controlling Holder may designate, in writing, a representative (other than a Borrower Party) to exercise its rights and powers under this Section 20 or otherwise under this Agreement (with copies of such writing to be delivered to each of the other parties hereto). Such designation shall remain in effect until it is revoked by the Controlling Holder by a writing delivered to each of the other parties hereto. Such notice shall include the name, address and other contact information of such representative. Such representative shall have the sole right to receive any notices which are required to be given or which may be given to the Controlling Holder pursuant to this Agreement.

(i)                 Each Holder shall be entitled to receive, upon request made to the appropriate party, a copy of any notice or report that is required to be delivered (upon request or otherwise by such party) by such party to the Controlling Holder. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

(j)                 Upon determining that a Servicing Transfer Event has occurred with respect to the Mortgage Loan, the Master Servicer shall promptly notify each Holder.

(k)               The Controlling Holder may at any time and from time to time replace any existing Special Servicer with respect to the Mortgage Loan with any other person that is a Qualified Servicer and that makes the representations, warranties, and covenants set forth in such Lead Note A PSA. The Controlling Holder shall designate a person to serve as replacement Special Servicer by delivering to the other Holders, the Master Servicer and the existing Special Servicer a written notice stating such designation and by satisfying the other conditions required under the Lead Note A PSA; provided, that if Note A ceases to be an asset of the Trust created pursuant to the Lead Note A PSA, the Lead Note A Holder shall have the right to approve such replacement Special Servicer if such replacement Special Servicer is not a Qualified Servicer. The Controlling Holder shall promptly pay any expenses incurred by the Lead Note A Holder in connection with such replacement. The Controlling Holder shall notify the other parties hereto of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 20. If, at any time, there is no Special Servicer with respect to the Mortgage Loan pursuant to an appointment by the Controlling Holder, then the Special Servicer designated in the Lead Note A PSA shall be the Special Servicer until any such time as the Controlling Holder shall elect, in its sole discretion, to replace such Special Servicer pursuant to, and in accordance with, this Section 20(k).

(l)                 If the Lead Note A Holder is required to act as Controlling Holder under this Agreement or the Servicing Agreement, the Special Servicer shall (i) notify the Lead Note A Holder that such action is required, (ii) provide written direction to the Lead Note A Holder to vote on such action and (iii) provide any information which is reasonably requested by the Lead Note A Holder and is in the possession of the Special Servicer to enable the Lead Note A Holder to vote.

(m)            If the Lead Note A Holder is the Controlling Holder, the Lead Note A Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall (i) provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder under the Lead Note A PSA (or its representative thereunder) with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report (as defined under the Lead Note A PSA) relating to the Mortgage Loan, to each Non-Lead Note A Holder (or its representative), within the same time frame it is required to provide to the Directing Certificateholder under the Lead Note A PSA (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the Lead Note A PSA due to the occurrence of a control termination event or a consultation termination event thereunder) and (ii) use reasonable efforts to consult each Non-Lead Note A Holder (or its representative) on a strictly non-binding basis, to the extent that, having received such notices, information and reports, such Non-Lead Note A (or its representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Lead Note A Holder (or its representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to such Non-Lead Note A Holder (or its representative) by the Lead Note A Holder (or the Master Servicer or the Special Servicer acting on its behalf) of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Lead Note A Securitization Directing Certificateholder, the Lead Note A Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult such Non-Lead Note A Holder (or its representative), whether or not such Non-Lead Note A Holder (or its representative) has responded within such ten (10) Business Day period (unless, the Lead Note A Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of each Non-Lead Note A Holder (or its representative) set forth in the immediately preceding sentence, the Lead Note A Holder (or Master Servicer or Special Servicer, acting on its behalf) may take any Major Decision or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Note A Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Note A Holder (or Master Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Lead Note A Holder (or its representative).

(n)               In addition to the consultation rights provided in the immediately preceding paragraph, if the Lead Note A Holder is the Controlling Holder, each Non-Lead Note A Holder shall have the right to annual meetings (which may be held telephonically) with the Lead Note A Holder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(o)               Each Non-Lead Note A Holder shall provide notice of its identity and contact information (including any change thereof) to the Trustee, Certificate Administrator, the Master Servicer and the Special Servicer under the Lead Note A PSA; provided, that each Initial Note A Holder shall be deemed to have provided such notice on the date hereof. The Trustee, Certificate Administrator, the Master Servicer and the Special Servicer under the Lead Note A PSA shall be entitled to conclusively rely on such identity and contact information received by it and shall not be liable in respect of any deliveries hereunder sent in reliance thereon.

21.              No Pledge or Loan. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by any Holder to another Holder, or a loan from any Holder to any other Holder. Except as otherwise provided in this Agreement and the Servicing Agreement, no Holder shall have a separate interest in any property taken as security for the Mortgage Loan except by virtue of being a lender under the Loan Agreement; provided, that if any such property or the proceeds thereof shall be applied in respect of payments due under the Mortgage Loan, then each Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement. The Holders acknowledge and agree that the Mortgage Loan represents a single “claim” under Section 101 of the Bankruptcy Code, and no Note B Holder shall be a separate creditor of the Mortgage Loan Borrower under the Bankruptcy Code, or that if Note B-1, Note B-2, Note B-3, Note B-4, Note B-5 or Note B-6, as applicable, is construed to represent a single or separate such “claim,” that the Holder of such Note shall be deemed to have assigned such claim to the Lead Note A Holder.

22.               Governing Law; Waiver of Jury Trial. The parties hereto agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

23.               Modifications, Waiver in Writing.

(a)                This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement. Additionally, from and after a Securitization, this Agreement shall not be amended or modified without first (a) receiving an opinion of counsel experienced in REMIC matters that such amendment or modification will not adversely affect the REMIC status of any Note in such Securitization and this Agreement, except for amendments pursuant to Section 23(b), and (b) if such modification, cancellation or termination would adversely affect the rights or materially affect the duties of the Servicer or Trustee, receiving the written consent of such affected party. The Servicer shall provide each Rating Agency with a copy of any amendment or modification of this Agreement.

(b)               For so long as Morgan Stanley Bank or an affiliate thereof (a “Morgan Stanley Bank Entity”) is the owner of Note A-1, Note A-2, Note A-3-1, Note A-3-2 or Note A-4, such Morgan Stanley Bank Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the respective Holder of Note A to execute amended and restated or additional notes reallocating the principal of one or more of Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 among each other or to such new notes, provided that (i) the aggregate principal balance and notional balance of all outstanding notes following such amendments is no greater than the aggregate principal balance and notional balance of Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 prior to such amendments, (ii) all notes representing the new notes continue to have the same weighted average interest rate as the weighted average interest rate of the notes representing Note A-1, Note A-2, Note A-3-1, Note A-3-2 and Note A-4 prior to such amendments, (iii) the Morgan Stanley Bank Entity holding the applicable Notes notifies the Trustee, the Master Servicer, the Special Servicer, the Non-Lead Note Trustee, the Non-Lead Note Master Servicer, the Non-Lead Note Special Servicer and the other Holders in writing of such modified allocations and principal amounts (it being understood that no consent by such parties is required for any such allocations), (iv) such modifications shall not affect the definition of Control Appraisal Event and shall not change the provisions relating to when the Lead Note A Holder would become the Controlling Party and (v) the execution of such amendments and new notes does not have an adverse effect on any other Notes or on any REMIC or grantor trust created by the Lead Note A PSA or any Non-Lead Note PSA.

24.              Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, that no successors or assigns of the (a) Initial Note A Holder (other than any assignee that becomes a party to this Agreement following a Transfer that is not pursuant to the Securitization), or (b) the Initial Note B-1 Holder, the Initial Note B-2 Holder, the Initial Note B-3 Holder, the Initial Note B-4 Holder, the Initial Note B-5 Holder, or the Initial Note B-6 Holder shall have any liability for a breach of representation or warranty set forth in this Agreement. Each of the Master Servicer, Special Servicer and Trustee under the Lead Note A PSA and each of the Non-Lead Note Master Servicer, Non-Lead Note Special Servicer and Non-Lead Note Trustee is an intended third-party beneficiary of this Agreement. Except as provided in the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto or a successor or assign of a party hereto.

25.              Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. This Agreement may be executed and delivered by the parties by electronic means (including without limitation facsimile, pdf or other electronic means) and such execution and delivery shall have the same effect as original ink signatures.

26.              Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

27.              Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

28.              Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

29.              Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by fax provided that such fax notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed as follows: (A) if to the Note A Holders as a whole, or to any of the Note A-1 Holder, the Note A-2 Holder, the Note A-3-1 Holder, the Note A-3-2 Holder or the Note A-4 Holder, 1585 Broadway, New York, New York 10036, Attention: Jane Lam (with copies to (i) Morgan Stanley Bank, N.A., 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Legal Compliance Division, and (ii) cmbs_notices@morganstanley.com), and (B) if to the Note B Holders as a whole, or to any of the Note B-1 Holder, the Note B-2 Holder, the Note B-3 Holder, the Note B-4 Holder, the Note B-5 Holder or the Note B-6 Holder, at c/o Liberty Mutual Investments, 175 Berkeley St, Mailstop T21, Boston, MA 02116, Attention: Daniel Azrin, CFA, Director, Telephone: (617) 574-5887, with a copy to, c/o Liberty Mutual Investments, 175 Berkeley St, Mailstop T21, Boston, MA 02116, Attention: John Kim, Telephone: (857) 224-7601, and Dentons US LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: Christopher Milenkevich Esq., Re: U.S. Steel (each individual named above for which a telephone number is provided, an “Approval Party”) and (ii) solely for convenience and otherwise as and when required under Section 20(a), to Daniel.Azrin@LMI.com, John.Kim01@LMI.com, and LMIPrivateABS@lmi.com (each, an “Approval E-Mail Address”)), or, in each of the foregoing cases, at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A copy of all notices, consents, approvals and requests directed to any Holder shall be delivered concurrently to each Person (not to exceed four (4) in the aggregate) designated by such Holder. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of fax, upon receipt of answerback confirmation, provided that such fax notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

30.              Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the original of each Non-Lead Note A and the original Note B-1, the original Note B-2, the original Note B-3, the original Note B-4, the original Note B-5 and the original Note B-6, but including copies of such Notes) will be held (a) prior to the Note A Securitization, by the Initial Agent (or a custodian on its behalf) and (b) after the Note A Securitization, by the Trustee or other applicable Person under the Servicing Agreement. The original Note A-2 shall be held by the Note A-2 Holder, the original Note A-3-1 shall be held by the Note A-3-1 Holder, the original Note A-3-2 shall be held by the Note A-3-2 Holder, the original Note A-4 shall be held by the Note A-4 Holder, the original Note B-1 shall be held by the Note B-1 Holder, the original Note B-2 shall be held by the Note B-2 Holder, the original Note B-3 shall be held by the Note B-3 Holder, the original Note B-4 shall be held by the Note B-4 Holder, the original Note B-5 shall be held by the Note B-5 Holder and the original Note B-6 shall be held by the Note B-6 Holder.

31.              Termination. This Agreement and the respective obligations and responsibilities of the parties under this Agreement shall terminate upon (a) mutual agreement by the parties hereto, evidenced in writing; (b) thirty (30) days after each of the Notes is paid in full; or (c) payment (or provision for payment) to the Holders of all amounts held by or on behalf of the Servicer and required under the Servicing Agreement, to be so paid on the last Master Servicer Remittance Date following final payment or other liquidation (or any advance with respect thereto) of the Mortgage Loan or the Mortgaged Property.

32.              Statement of Intent. If the Internal Revenue Service characterizes this Agreement as a partnership for federal income tax purposes, each of the Non-Lead A Holders and the Note B Holders authorizes and directs the Lead Note A Holder to elect out of partnership accounting pursuant to Treasury Regulations Section 1.761-2, and agrees to file its own tax returns and reports in a manner consistent with such election, to the extent required under the United States federal income tax law, and the Holders agree that any Taxes, penalty, interest or other obligation imposed under the Code, as amended, with respect to the income tax items arising from such partnership shall be the sole obligation of the Holder to whom such items are allocated and not of such partnership.

33.               Withholding Taxes.

(a)                If the Servicer or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Holder with respect to the Mortgage Loan as a result of such Holder constituting a Non-Exempt Person, the Servicer shall be entitled to do so with respect to such Holder’s interest in such payment (all withheld amounts being deemed paid to such Holder), provided that the Servicer shall furnish such Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Holder is subject to tax.

(b)               Each Holder shall and hereby agrees to indemnify the Servicer against and hold the Servicer harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Servicer to withhold Taxes from payment made to such Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Holder in connection with the withholding of Taxes from payments made to such Holder, it being expressly understood and agreed that (i) the Servicer shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same, except as otherwise required under applicable law, (ii) such Holder shall, upon request of the Servicer and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by such Holder and reasonably acceptable to the Servicer, and (iii) such indemnification obligations of the Holders shall be limited to those Holders that provided an incorrect representation, certificate, statement, document or instrument in connection with the withholding of Taxes from payments made to such Holder and shall be allocated between such Holders in accordance with their respective Percentage Interests. The Person that is the Holder at any particular time shall not be liable under this Section 33 with respect to any predecessor or successor Holder.

(c)                Each Holder represents to the Servicer as of the date hereof that it is not a Non-Exempt Person and that neither the Servicer nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Holder shall deliver to the Servicer evidence satisfactory to the Servicer substantiating that it is not a Non-Exempt Person and that the Servicer is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement, unless there is a change in law after the date that such Holder became a party hereto. Without limiting the effect of the foregoing, (a) if a Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Servicer an Internal Revenue Service Form W-9, or successor form, and (b) if a Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Holder shall satisfy the requirements of the preceding sentence by furnishing to the Servicer Internal Revenue Service Form W-8EXP, W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Holder, as evidence of such Holder’s entitlement to exemption from or reduction in the withholding of United States tax with respect thereto. The Servicer shall not be obligated to make any payment hereunder to any Holder until such Holder shall have furnished to the Servicer the requested forms, certificates, statements or documents. It is hereby acknowledged that such forms have been received by the Servicer as of the date hereof with respect to each of the Initial Note B-1 Holder, Initial Note B-2 Holder, Initial Note B-3 Holder, Initial Note B-4 Holder, Initial Note B-5 Holder and Initial Note B-6 Holder.

34.           Resignation of Agent. The Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Holder. Notwithstanding the foregoing, the Holders hereby agree that, simultaneously with the closing of the Note A Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of the Initial Agent without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement, and any successor master servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place thereof without any further notice or other action.

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IN WITNESS WHEREOF, each of the Note A-1 Holder, the Note A-2 Holder, the Note A-3-1 Holder, the Note A-3-2 Holder, the Note A-4 Holder, the Note B-1 Holder, the Note B-2 Holder, the Note B-3 Holder, the Note B-4 Holder, the Note B-5 Holder and the Note B-6 Holder has caused this Agreement to be duly executed as of the day and year first above written.

Note A-1 Holder, Note A-2 Holder, Note A-3-1 Holder, Note A-3-2 Holder and Note A-4 Holder: MORGAN STANLEY BANK, N.A.

By:	/s/ Jane Lam
Name: Jane Lam
Title: Executive Director

Note B-1 Holder: LIBERTY MUTUAL INSURANCE COMPANY

By:	Liberty Mutual Group Asset Management Inc., its Advisor

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: Executive Vice President

Note B-2 Holder: PEERLESS INSURANCE COMPANY

By:	Liberty Mutual Group Asset Management Inc., its Advisor

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: Executive Vice President

US Steel Tower - Amended and Restated Co-Lender Agreement

Note B-3 Holder: EMPLOYERS INSURANCE COMPANY OF WAUSAU

By:	Liberty Mutual Group Asset Management Inc., its Advisor

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: Executive Vice President

Note B-4 Holder: LIBERTY MUTUAL FIRE INSURANCE COMPANY

By:	Liberty Mutual Group Asset Management Inc., its Advisor

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: Executive Vice President

Note B-5 Holder: THE OHIO CASUALTY INSURANCE COMPANY

By:	Liberty Mutual Group Asset Management Inc., its Advisor

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: Executive Vice President

US Steel Tower - Amended and Restated Co-Lender Agreement

Note B-6 Holder: SAFECO INSURANCE COMPANY OF AMERICAY

By:	Liberty Mutual Group Asset Management Inc., its Advisor

By:	/s/ Christopher J. Felton
Name: Christopher J. Felton
Title: Executive Vice President

Initial Agent: MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:	/s/ Brandon Atkins
Name: Brandon Atkins
Title: Vice President

US Steel Tower - Amended and Restated Co-Lender Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan

Mortgage Loan Borrower:	600 GS PROP LP
Date of Mortgage Loan:	May 6, 2021
Initial Principal Amount of Mortgage Loan:	$200,000,000.00
Closing Date Mortgage Loan Principal Balance:	$200,000,000.00
Location of Mortgaged Property:	Pittsburgh, Pennsylvania
Current Use of Mortgaged Property:	Office
Mortgage Interest Rate:	The weighted average of the Note A Interest Rate and the Note B Interest Rate (based on the Note A Principal Balance and the Note B Principal Balance) as of the date hereof
Mortgage Loan Default Rate:	Lesser of (a) the maximum rate permitted by applicable law and (b) 3% above the Mortgage Interest Rate
Maturity Date:	June 1, 2026.

B.       Description of Notes

A-1

Origination Date Note A Principal Balance:	$160,000,000
Closing Date Note A-1 Principal Balance:	$50,000,000
Closing Date Note A-2 Principal Balance:	$40,000,000
Closing Date Note A-3-1 Principal Balance:	$10,000,000
Closing Date Note A-3-2 Principal Balance:	$30,000,000
Closing Date Note A-4 Principal Balance:	$30,000,000
Origination Date Note B Principal Balance:	$40,000,000
Closing Date Note B-1 Principal Balance:	$16,000,000
Closing Date Note B-2 Principal Balance	$8,000,000
Closing Date Note B-3 Principal Balance:	$4,000,000
Closing Date Note B-4 Principal Balance:	$4,000,000
Closing Date Note B-5 Principal Balance:	$4,000,000
Closing Date Note B-6 Principal Balance:	$4,000,000
Closing Date Note A Percentage Interest:	80%
Closing Date Note A-1 Percentage Interest:	25%
Closing Date Note A-2 Percentage Interest:	20%

A-2

Closing Date Note A-3-1 Percentage Interest:	5%
Closing Date Note A-3-2 Percentage Interest:	15%
Closing Date Note A-4 Percentage Interest:	15%
Closing Date Note B Percentage Interest:	20%
Closing Date Note B-1 Percentage Interest:	8%
Closing Date Note B-2 Percentage Interest:	4%
Closing Date Note B-3 Percentage Interest:	2%
Closing Date Note B-4 Percentage Interest:	2%
Closing Date Note B-5 Percentage Interest:	2%
Closing Date Note B-6 Percentage Interest:	2%
Note A Interest Rate:	3.682969%
Note B Interest Rate:	6.500000%
Note A Default Interest Rate:	Lesser of (a) the maximum rate permitted by applicable law and (b) 3% above the Note A Interest Rate
Note B Default Interest Rate:	Lesser of (a) the maximum rate permitted by applicable law and (b) 3% above the Note B Interest Rate

A-3

EXHIBIT B

PERMITTED FUND MANAGERS

1.       Westbrook Partners

2.       DLJ Real Estate Capital Partners

3.       iStar Financial Inc.

4.       Lend-Lease Real Estate Investments

5.       Archon Capital, L.P.

6.       Whitehall Street Real Estate Fund, L.P.

7.       The Blackstone Group International Ltd.

8.       Apollo Real Estate Advisors

9.       Colony Capital, LLC

10.      Praedium Group

11.      JER Partners

12.      Fortress Investment Group LLC

13.      Lone Star Funds

14.      Clarion Partners

15.      Walton Street Capital, L.L.C.

16.      Starwood Property Trust, Inc.

17.      BlackRock, Inc.

18.      Rialto Capital Management, LLC

19.      Raith Capital Partners, LLC

20.      Eightfold Real Estate Capital, L.P.

21.      Principal Real Estate Investors, LLC

22.      One William Street Capital Management, L.P.

B-1